                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

  [_] Preliminary Proxy Statement

  [X] Definitive Proxy Statement

  [X] Definitive Additional Materials

  [_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                TIME WARNER INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                TIME WARNER INC.
                  ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

  [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14-a6(j)(2).

  [_] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).

  [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:
         ------------------------------------------------

      2) Aggregate number of securities to which transaction applies:
         ------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1/
         ------------------------------------------------

      4) Proposed maximum aggregate value of transaction:
         ------------------------------------------------

/1/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previ-ously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                               LOGO TIME WARNER

                                                                  March 30, 1994

Dear Stockholder:

  You are cordially invited to attend the 1994 Annual Meeting of Stockholders of Time Warner Inc. on Thursday, May 19, 1994, beginning at 11:00 A.M., local time, at the Warner Bros. Studio, 4000 Warner Boulevard, Burbank, California 91522. Directions to the Warner Bros. Studio are on the back cover of the Proxy Statement. I look forward to greeting as many of you as can attend the meeting. A post-meeting report of the proceedings will be sent to all stockholders.

  Holders of Time Warner common stock are being asked to vote on all the mat-ters listed in the enclosed Notice of Annual Meeting of Stockholders. Your Board of Directors recommends a vote "FOR" the proposals listed as items 1, 2 and 3 in the Notice, and "AGAINST" the stockholder proposal listed as item 4 in the Notice and described in the enclosed Proxy Statement.

  Whether or not you plan to attend the Meeting in person, it is important that your shares of Time Warner common stock be represented and voted at the Meet-ing. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, please sign, date and mail the enclosed proxy card or voting in-structions in the envelope provided.

  Because of security procedures required for access to the Warner Bros. Studio, if you planto attend the Meeting in person, you must bring the Admission Ticket included with the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement or a Time Warner employee identification card. YOU WILL NOT BE PERMITTED INTO THE STUDIO WITHOUT IT. If you have not received an Admission Ticket, please contact the Shareholder Relations Department at(212) 484-8926.

                                          Sincerely,


                                          /s/ Gerald M. Levin
                                          Gerald M. Levin
                                          Chairman of the Board,
                                          President and Chief Executive Officer

                                TIME WARNER INC.

                    75 Rockefeller Plaza New York, NY 10019

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 1994


  The Annual Meeting (the "Annual Meeting") of Stockholders of Time Warner Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 19, 1994 at the Warner Bros. Studio, 4000 Warner Boulevard, Burbank, California 91522 (see directions on back cover), commencing at 11:00 A.M., local time, for the following purposes:

    1. To elect five directors for a term of three years and until their suc-cessors are duly elected and qualified;

    2. To consider and take action upon a proposed Time Warner Inc. Annual Bonus Plan for the Chief Executive Officer in order to preserve the Company's tax deduction in light of the Omnibus Budget Reconciliation Act of 1993;

    3. To approve the appointment by the Board of Directors of the firm of Ernst & Young as independent auditors of the Company for 1994;

    4. To consider and vote upon a stockholder proposal as described in the attached Proxy Statement; and

    5. To transact such other business as may properly come before the Annual Meeting.

  Only holders of the Company's common stock at the close of business on March 28, 1994, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

                                          Time Warner Inc.

                                          Peter R. Haje
                                          Secretary

March 30, 1994

 THE ANNUAL MEETING WILL COMMENCE PROMPTLY AT 11:00 A.M. TO AVOID DISRUPTION OF THE MEETING, ADMISSION MAY BE LIMITED AFTER THE MEETING COMMENCES. HOLD-ERS OF COMMON STOCK ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, SO THAT THEIR SHARES MAY BE REP-RESENTED. ANY RECORD HOLDER OF COMMON STOCK WHO HAS EXECUTED A PROXY AND IS PRESENT AT THE ANNUAL MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PROXY PREVIOUSLY GIVEN. NO STOCKHOLDER OF RECORD MAY APPOINT MORE THAN THREE PERSONS TO ACT AS HIS OR HER PROXY AT THE ANNUAL MEETING.

     FOR STUDIO SECURITY REASONS, YOU WILL BE REQUIRED TO SHOW THE ENCLOSED
      ADMISSION TICKET OR A COMPANY ID CARD TO ATTEND THE ANNUAL MEETING.

                                TIME WARNER INC.

                    75 Rockefeller Plaza New York, NY 10019

                                PROXY STATEMENT

  This Proxy Statement is being furnished to holders of common stock, par value $1.00 per share ("Common Stock"), of Time Warner Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by its Board of Directors for use at the Annual Meeting of the Company's stockholders (the "An-nual Meeting") to be held on Thursday, May 19, 1994, at the Warner Bros. Stu-dio, 4000 Warner Boulevard, Burbank, California 91522 (see directions on back cover), commencing at 11:00 A.M., local time, and at any adjournment or post-ponement thereof, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

  This Proxy Statement and accompanying forms of proxy and voting instructions are first being mailed to holders of Common Stock on or about March 31, 1994.

VOTING AT THE ANNUAL MEETING; RECORD DATE; CONFIDENTIAL VOTING

  Only holders of record of Common Stock at the close of business on March 28, 1994, the record date, are entitled to notice of and to vote at the Annual Meeting. As of March 28, 1994, there were 378,694,562 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

  Each holder of record of shares of Common Stock who is entitled to vote may cast one vote per share held on all matters properly submitted for the vote of the stockholders at the Annual Meeting.

  The presence, in person or by proxy, of the holders of a majority of the out-standing shares of Common Stock entitled to vote at the Annual Meeting is nec-essary to constitute a quorum at the Annual Meeting.

  In accordance with the Company's confidential voting policy, all stockholder proxies, ballots and voting materials will be confidentially inspected and tab-ulated by independent inspectors of election and will not be disclosed to the Company except under certain limited circumstances.

REQUIRED VOTE

  A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ap-prove each of the other matters to be acted upon at the Annual Meeting.

  Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, an abstaining vote is not deemed to be a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a partic-ular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial own-er. Broker "non-votes" and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting.

PROXIES

  All shares entitled to vote and represented by properly executed proxies re-ceived prior to the Annual Meeting, and not revoked, will be voted at the An-nual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares repre-sented by that proxy will be voted as recommended by the Board of Directors. No stockholder of record may appoint more than three persons to act as his or her proxy at the Annual Meeting.

  If any other matters are properly presented at the Annual Meeting for consid-eration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the en-closed form of proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment to the same extent as the person signing the proxy would be entitled to vote. It is not currently antici-pated that any other matters will be raised at the Annual Meeting.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in ei-ther case later dated than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Time Warner Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Secretary, or hand delivered to the Secretary, at or before the taking of the vote at the An-nual Meeting.

  A copy of the Company's Annual Report to Stockholders for the year 1993, in-cluding financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

  The Board of Directors recommends a vote FOR the election of the nominees for election as directors; FOR approval of the Time Warner Inc. Annual Bonus Plan for the Chief Executive Officer; FOR approval of the appointment of Ernst & Young as independent auditors of the Company for 1994; and AGAINST the stock-holder proposal described in this Proxy Statement.

                              CORPORATE GOVERNANCE

ELECTION OF DIRECTORS

  The Company believes that it is in the best interest of Time Warner stock-holders that a majority of the members of the Company's Board of Directors be directors who, in the Board's judgment, have no direct or indirect material economic relationship with the Company other than as a result of customary directors' compensation or stock ownership ("Unaffiliated Directors"). In furtherance of this belief, the Company's By-laws provide that at the time the Board determines the slate of nominees for director at an annual meeting of stockholders, taking into account the election of such slate and the directors who will continue in office, a ma-jority of the members of the Board must be determined by the Board to be inde-pendent directors within the meaning of the By-laws. The Company also has a policy limiting the eligibility for nomination by the Board of Directors as a non-employee director to persons who would be less than 70 years old at the time of election.

  The Board of Directors is divided into three classes, currently consisting of five directors each. Of the 15 directors, 13 are Unaffiliated Directors and two are officers of the Company ("Officer Directors").

  The persons named in the enclosed proxy intend to vote such proxy for the election of each of the five nominees named below, unless the stockholder indi-cates on the proxy that the vote should be withheld from any or all of such nominees. Each nominee elected as a director will continue in office until his successor has been duly elected and qualified, or until his earlier death, res-ignation or retirement.

  The Board of Directors has proposed the following nominees for election as directors at the Annual Meeting:

                      NOMINEES FOR TERMS EXPIRING IN 1997

   Lawrence B. Buttenwieser David T. Kearns Gerald M. Levin J. Richard Munro
                               Richard D. Parsons

  The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to ac-cept such nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees. All of such nominees are currently directors and were elected by the stockholders.

  Set forth below is the principal occupation of, and certain other information regarding, such nominees and other directors whose terms of office will con-tinue after the Annual Meeting.

     NAME AND YEAR FIRST
     BECAME A DIRECTOR OF                      PRINCIPAL OCCUPATION
         THE COMPANY          AGE           DURING THE PAST FIVE YEARS
    ---------------------     ---           --------------------------
                      NOMINEES FOR TERMS EXPIRING IN 1997

 Lawrence B. Buttenwieser...   62 PARTNER, ROSENMAN & COLIN. Mr. Buttenwieser
  1989                             served as a director of Warner Communications
                                   Inc. ("WCI") from 1963 to 1990. Mr.
                                   Buttenwieser has been a partner at Rosenman &
                                   Colin (attorneys) for more than the past five
                                   years. He is also a director of General Amer-
                                   ican Investors Company, Inc. Mr. Buttenwieser
                                   is an Unaffiliated Director.

     NAME AND YEAR FIRST
     BECAME A DIRECTOR OF                      PRINCIPAL OCCUPATION
         THE COMPANY          AGE           DURING THE PAST FIVE YEARS
    ---------------------     ---           --------------------------
 David T. Kearns............   63 SENIOR UNIVERSITY FELLOW, HARVARD UNIVERSITY.
  1993                             Mr. Kearns has served as a Senior University
                                   Fellow at Harvard University since August
                                   1993. Mr. Kearns served as Deputy Secretary
                                   of the U.S. Department of Education from May
                                   1991 until January 1993. Prior to that, he
                                   served as Chairman of Xerox Corporation from
                                   1985 until May 1991, having served as its
                                   Chief Executive Officer from 1982 to August
                                   1990. He previously served as a director of
                                   the Company from 1978 until May 1991 when he
                                   resigned to accept his government appoint-
                                   ment. He is also a director of The Chase Man-
                                   hattan Corporation and Ryder System, Inc. Mr.
                                   Kearns is an Unaffiliated Director.
 Gerald M. Levin............   54 CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT
  1988                             AND CHIEF EXECUTIVE OFFICER OF THE COMPANY.
                                   Mr. Levin became Chairman of the Board of Di-
                                   rectors, President and Chief Executive Offi-
                                   cer of the Company on January 21, 1993, hav-
                                   ing served as President and Co-Chief
                                   Executive Officer since February 20, 1992.
                                   Prior to that, Mr. Levin served as Vice
                                   Chairman of the Board and Chief Operating Of-
                                   ficer of the Company from May 1991, having
                                   served as Vice Chairman of the Board of the
                                   Company from July 1988. He previously served
                                   as a director of the Company from 1983 until
                                   January 1987. He is also a director of Turner
                                   Broadcasting System, Inc. and a member of the
                                   Board of Representatives of Time Warner En-
                                   tertainment Company, L.P. Mr. Levin is an Of-
                                   ficer Director.
 J. Richard Munro...........   63 CHAIRMAN OF THE EXECUTIVE/FINANCE COMMITTEE OF
  1978                             THE BOARD OF DIRECTORS OF THE COMPANY. Mr.
                                   Munro became sole Chairman of the Executive
                                   Committee of the Board of Directors of the
                                   Company in May 1990 and in January 1993, the
                                   functions of the Executive Committee and the
                                   Finance Committee were merged. Prior to May
                                   1990, Mr. Munro served as Co-Chairman of the
                                   Board of Directors and Co-Chief Executive Of-
                                   ficer of the Company from July 24, 1989 and
                                   Chairman and Chief Executive Officer of the
                                   Company from September 1986 until July 24,
                                   1989. He is also a director of Genentech,
                                   Inc., Kellogg Company, Kmart Corporation and
                                   Mobil Corporation. Mr. Munro is an Officer
                                   Director.

     NAME AND YEAR FIRST
     BECAME A DIRECTOR OF                      PRINCIPAL OCCUPATION
         THE COMPANY          AGE           DURING THE PAST FIVE YEARS
    ---------------------     ---           --------------------------
 Richard D. Parsons.........   45 CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE
  1991                             DIME SAVINGS BANK OF NEW YORK, FSB. Mr.
                                   Parsons has been Chairman of The Dime Savings
                                   Bank of New York, FSB ("DSB") since January
                                   1991 and Chief Executive Officer since July
                                   1990. He was President of DSB from July 1988
                                   to June 1990. He served as a director of
                                   American Television and Communications Corpo-
                                   ration, then an 82%-owned subsidiary of the
                                   Company, from 1989 until 1991 and is cur-
                                   rently also a director of the Federal Na-
                                   tional Mortgage Association and Philip Morris
                                   Companies Inc. Mr. Parsons is an Unaffiliated
                                   Director.

                        DIRECTORS WHOSE TERMS EXPIRE IN 1995
 Merv Adelson...............   64 CHAIRMAN OF EAST-WEST CAPITAL ASSOCIATES. Mr.
  1989                             Adelson has served as Chairman of East-West
                                   Capital Associates (private investment compa-
                                   ny) since April 1989. Mr. Adelson served as
                                   Vice Chairman and a director of WCI from Jan-
                                   uary 1989 through August 1991. Prior to that,
                                   Mr. Adelson served as Chairman and Chief Ex-
                                   ecutive Officer of Lorimar Telepictures Cor-
                                   poration from February 1986 until its acqui-
                                   sition by WCI in January 1989. Mr. Adelson is
                                   an Unaffiliated Director.

 Hugh F. Culverhouse........   75 PARTNER, CULVERHOUSE, BOTTS & STORY. Mr.
  1989                             Culverhouse served as a director of WCI from
                                   1986 to 1990. Mr. Culverhouse has been a
                                   partner at Culverhouse, Botts & Story and
                                   predecessor firms (attorneys) for more than
                                   the past five years. Mr. Culverhouse is also
                                   the owner of the Tampa Bay Buccaneers, a pro-
                                   fessional football team in the National Foot-
                                   ball League. He is also a director of
                                   Chiquita Brands International Inc. and the
                                   Penn Central Corporation. Mr. Culverhouse is
                                   an Unaffiliated Director.

 Beverly Sills Greenough....   64 CHAIRMAN-ELECT OF LINCOLN CENTER FOR THE PER-
  1989                             FORMING ARTS. Mrs. Greenough served as a di-
                                   rector of WCI from 1982 to 1990. Mrs. Green-
                                   ough will serve as the Chairman of Lincoln
                                   Center for the Performing Arts commencing in
                                   June 1994 having served as the Managing Di-
                                   rector of The Metropolitan Opera from 1991
                                   and the President of the New York City Opera
                                   Inc. from March 1989 through 1990, and its
                                   General Director from 1979 to March 1989. She
                                   has also served as National Chairman of the
                                   March of Dimes Birth Defects Foundation since
                                   June 1991. She is also a director of American
                                   Express Company, Human Genome Sciences Inc.
                                   and R.H. Macy & Co., Inc. Mrs. Greenough is
                                   an Unaffiliated Director.

     NAME AND YEAR FIRST
     BECAME A DIRECTOR OF                       PRINCIPAL OCCUPATION
         THE COMPANY          AGE            DURING THE PAST FIVE YEARS
    ---------------------     ---            --------------------------
 Donald S. Perkins..........   67 FORMER CHAIRMAN OF JEWEL COMPANIES, INC. Mr.
  1979                             Perkins became President of Jewel Companies,
                                   Inc. (retailing) in 1965, Chairman of its
                                   Board in 1970, and served as Chairman of its
                                   Executive Committee from 1980 to June 1983.
                                   He is also a director of American Telephone
                                   and Telegraph Company, AON Corporation,
                                   Cummins Engine Company, Inc., Illinois Power
                                   Company, Inland Steel Industries, Inc., Kmart
                                   Corporation, LaSalle Street Fund, Inc., The
                                   Putnam Group of Funds and Springs Industries,
                                   Inc. Mr. Perkins is an Unaffiliated Director.

 Raymond S. Troubh..........   67 FINANCIAL CONSULTANT AND DIRECTOR OF VARIOUS
  1989                             COMPANIES. Mr. Troubh served as a director of
                                   WCI from 1979 to 1990. Mr. Troubh has been a
                                   financial consultant, including service as a
                                   Senior Advisor at Salomon Brothers Inc (in-
                                   vestment banking), and a corporate director
                                   for more than the past five years. He is also
                                   a director of ADT Limited, American Maize-
                                   Products Company, Applied Power Inc., ARIAD
                                   Pharmaceuticals, Inc., Becton, Dickinson and
                                   Company, Benson Eyecare Corporation, Founda-
                                   tion Health Corporation, General American In-
                                   vestors Company, Inc., Manville Corporation,
                                   Olsten Corporation, Riverwood International
                                   Corporation and Wheeling-Pittsburgh
                                   Corporation. Mr. Troubh is an Unaffiliated
                                   Director.

DIRECTORS WHOSE TERMS EXPIRE IN 1996
 Edward S. Finkelstein......  69  CHAIRMAN OF FINKELSTEIN ASSOCIATES, INC. Mr.
  1984                             Finkelstein became the Chairman of
                                   Finkelstein Associates, Inc. (consulting) in
                                   October 1992 and serves as a consultant to
                                   R.H. Macy & Co., Inc., having served as its
                                   (and its predecessor's) Chairman of the
                                   Board and Chief Executive Officer from
                                   August 1980 until April 27, 1992. Mr.
                                   Finkelstein is also a director of The Chase
                                   Manhattan Corporation. Mr. Finkelstein is an
                                   Unaffiliated Director.

Carla A. Hills.............   60  CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF HILLS
  1993                             & COMPANY AND FORMER UNITED STATES TRADE
                                   REPRESENTATIVE. Ambassador Hills became the
                                   Chairman and Chief Executive Officer of
                                   Hills & Company (international trade
                                   consultants) in March 1993, having served in
                                   President Bush's Cabinet as the United States
                                   Trade Representative from February 1989 to
                                   January 20, 1993. Ambassador Hills is also a
                                   director of American International Group,
                                   Inc., American Telephone and Telegraph
                                   Company, Chevron Corporation and UAL
                                   Corporation. Ambassador Hills is an
                                   Unaffiliated Director.

     NAME AND YEAR FIRST
     BECAME A DIRECTOR OF                       PRINCIPAL OCCUPATION
         THE COMPANY          AGE            DURING THE PAST FIVE YEARS
    ---------------------     ---            --------------------------
 Henry Luce III.............   68 CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF THE
  1967                             HENRY LUCE FOUNDATION, INC. Mr. Luce served as
                                   a Vice President of the Company from 1964
                                   through 1980. Mr. Luce became Chairman and
                                   Chief Executive Officer of The Henry Luce
                                   Foundation, Inc. in 1990, having served as
                                   President and Chief Executive Officer since
                                   1958. Mr. Luce is an Unaffiliated Director.
 Reuben Mark................   55 CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF
  1993                             COLGATE-PALMOLIVE COMPANY. Mr. Mark has served
                                   as the Chairman of the Board and Chief Execu-
                                   tive Officer of Colgate-Palmolive Company
                                   (consumer goods manufacturing) since 1986. Mr.
                                   Mark is also a director of Toys "R" Us, Inc.
                                   and The New York Stock Exchange, Inc. Mr. Mark
                                   is an Unaffiliated Director.
 Francis T. Vincent, Jr.....   55 FORMER COMMISSIONER OF MAJOR LEAGUE
  1993                             BASEBALL. Mr. Vincent served as the Commis-
                                   sioner of Major League Baseball from September
                                   1989 until September 1992, having served as
                                   the Deputy Commissioner of Major League Base-
                                   ball from April 1989. Prior to that, he served
                                   as Executive Vice President of The Coca-Cola
                                   Company, with responsibility for all of its
                                   entertainment activities, from April 1986 un-
                                   til July 1988. He is also a director of The
                                   Continental Corporation, Culbro Corporation
                                   and Oakwood Homes Corporation. Mr. Vincent is
                                   an Unaffiliated Director.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors currently has designated five principal standing com-mittees. The Company believes that it is in the best interest of the Company's stockholders that each of the Audit, Compensation and Nominating and Governance Committees be composed of at least a majority of Unaffiliated Directors. As noted below, each of such committees is composed entirely of Unaffiliated Di-rectors. The current members and functions of all the Board's committees are as follows:

  Audit Committee. The Audit Committee is composed entirely of Unaffiliated Di-rectors. Its members are Messrs. Buttenwieser (Chair), Culverhouse, Kearns and Luce. The functions of the Audit Committee, which met twice during 1993, in-clude (i) the review of the professional services and independence of the Company's independent auditors and the scope of the annual external audit as recommended by the independent auditors; (ii) the review, in consultation with the independent auditors and the Company's chief internal auditor, of the plan and results of the annual audit and the adequacy of the Company's internal ac-counting controls; (iii) the review, in consultation with management and the independent auditors, of the Company's annual financial statements and the re-sults of each external audit; and (iv) the review, in consultation with the Company's independent auditors and the Company's chief financial officer and chief accounting officer, of the auditing and accounting principles and prac-tices to be used in the preparation of the Company's financial statements. The Audit Committee has authority to consider the qualification of the Company's independent auditors and make recommendations to the Board of Directors as to their selection, and review and resolve any differences of opinion between such independent auditors and management relating to the preparation of the annual financial statements.

  Compensation Committee. The Compensation Committee is composed entirely of Unaffiliated Directors. Its members are Mr. Finkelstein, Ambassador Hills and Messrs. Parsons, Troubh (Chair) and Vincent. The Compensation Committee, which met six times during 1993, has authority to engage independent compensation consultants to assist the Committee in its review of the Company's executive compensation. The Compensation Committee also has authority, as delegated by the Board of Directors, to administer the Company's executive compensation plans. The Compensation Committee, after receiving and considering the recom-mendations of the Company's Chief Executive Officer, determines the salaries and incentive compensation (including the grant of stock options) and employ-ment agreements of the executive officers of the Company except that, pursuant to the terms of his employment agreement, all compensation relating to Mr. Levin is determined by the Board of Directors, upon the recommendation of the Compensation Committee, to the extent not determined by such agreement. See "Compensation Committee Report on Compensation of Executive Officers of the Company."

  Nominating and Governance Committee. The Nominating and Governance Committee is composed entirely of Unaffiliated Directors. Its members are Mr. Adelson, Mrs. Greenough and Messrs. Mark and Perkins (Chair). The Nominating and Gover-nance Committee, which met four times during 1993, has authority to review the size and composition of the Board of Directors and recommends nominees to serve on the Board of Directors and considers the qualification of candidates for election as directors. Nominees to the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board of Directors. In carrying out its responsibilities, the Nominating and Governance Committee will consider candi-dates recommended by other directors, employees and stockholders. Written sug-gestions for nominees should be sent to the Secretary of the Company.

  The Company's By-laws provide that any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as di-rectors only if timely written notice in proper form of the intent to make a nomination at a meeting of stockholders is received by the Secretary of Time Warner at 75 Rockefeller Plaza, New York, NY 10019. To be timely and in proper form under the By-laws, the notice generally must be delivered not less than 60 nor more than 90 days prior to the date of the meeting at which directors are to be elected and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

  Editorial Committee. The Editorial Committee is composed of all of the direc-tors except for Mr. Levin, and Mr. Luce serves as its chairman. The Editorial Committee, which met once in 1993, has authority to review with the Company's editor-in-chief significant editorial developments and plans affecting the Company's magazines, editorial personnel policies, major editorial staffing matters and policies and procedures regarding journalistic standards and accu-racy. The Company's editor-in-chief, in consultation with the Editorial Commit-tee, makes recommendations to the Board of Directors regarding the election of a successor editor-in-chief.

  Executive/Finance Committee. The members of the Executive/Finance Committee are Messrs. Adelson, Culverhouse, Finkelstein, Mrs. Greenough and Messrs. Lev-in, Munro (Chair), Parsons, Perkins and Troubh. The Executive/Finance Committee met once during 1993. The Executive/Finance Committee may exercise all the au-thority of the Board of Directors in the management of the business and affairs of the Company, except for matters related to the composition of the Board of Directors and its committees, changes in the By-laws, changes in matters spe-cifically delegated to other committees and certain other significant corporate matters.

  During 1993, the Board of Directors met seven times and no incumbent director attended fewer than 75% of the total number of meetings of the Board of Direc-tors and the committees of which he or she was a member.

DIRECTOR COMPENSATION

  Directors who are not officers or employees of the Company or any of its sub-sidiaries ("Eligible Directors") currently receive $60,000 as an annual retain-er, half of which is paid in cash and the remaining half in shares of Common Stock under the 1988 Restricted Stock Plan for Non-Employee Directors (the "Di-rectors' Stock Plan"). In addition, a fee of $2,500 is paid for attendance at each special Board meeting and $1,000 is paid for attendance at each committee meeting not held in conjunction with a Board meeting. Committee chairmen do not receive additional compensation. Eligible Directors are also reimbursed for ex-penses incurred in attending Board and committee meetings, including those for travel, food and lodging.

  Directors who are officers or employees of the Company or any of its subsidi-aries are not additionally compensated for their Board and committee activi-ties.

  Under the Directors' Stock Plan, which was approved by stockholders of the Company, each Eligible Director is generally issued an annual grant of shares of Common Stock ("Restricted Shares") having a market value of $30,000. During the restriction period provided under the Directors' Stock Plan (the "Restric-tion Period"), the Eligible Director has the right to vote his or her Re-stricted Shares, to receive and retain all regular cash dividends, and to exer-cise all other rights as a holder of Common Stock, but may not dispose of the Restricted Shares, and the Company retains custody of the stock certificates and all distributions other than regular cash dividends.

  The Restriction Period ends, and all Restricted Shares (including any distri-butions retained by the Company) become vested, upon the termination of the El-igible Director's service on the Board of Directors on account of (i) mandatory retirement; (ii) failure to be reelected by stockholders; or (iii) death or disability. In addition, the Restriction Period ends in the event of a purchase of shares pursuant to a tender offer or certain other transactions and, with the approval of the Board on a case by case basis, under certain other desig-nated circumstances. If an Eligible Director leaves the Board of Directors for any reason other than as set forth above, then all Restricted Shares issued to such Eligible Director are forfeited to the Company. In 1993, each Eligible Di-rector received 874 Restricted Shares under the Directors' Stock Plan.

  The Company also has a deferred compensation plan for Eligible Directors. Un-der this plan, Eligible Directors may elect each year to defer payment of 25%, 50%, 75% or 100% of their cash compensation payable during the next calendar year. Amounts deferred under the plan are increased based on an interest factor or the hypothetical investment in shares of Common Stock and dividends thereon, with the higher valuation used to determine the amount paid upon distribution. Amounts deferred are payable in a lump-sum or in installments, generally upon attainment of age 70 or cessation of service as a director of the Company for certain enumerated reasons.

  The Company also maintains a retirement plan for its Eligible Directors who have served as such for at least three years. Under this plan, each such Eligi-ble Director will receive an annual retirement benefit commencing after the later of stepping down from the Board of Directors or attaining age 60 (or ear-lier in the event such Eligible Director becomes disabled), equal to one-half of the value of the annual retainer (including cash and Restricted Shares) pay-able on the last day that the Eligible Director served on the Board of Direc-tors, which benefit will be paid for the number of years of service as an Eli-gible Director. Service as an outside director of WCI prior to July 24, 1989 is considered credited service under this plan. In the event an Eligible Director dies prior to the commencement or completion of payment of benefits under the retirement plan, a lump-sum cash payment will be made in an amount equal to the total benefits or remaining benefits the Eligible Director would have been en-titled to receive had he or she not died. The Chief Executive Officer of the Company may accelerate payment of the annual retirement benefit accrued to an Eligible Director under the plan.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth as of February 1, 1994 for each current direc-tor, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table below and for all current directors and executive officers as a group, information concerning the beneficial ownership of Common Stock and the Company's 8 3/4% Convertible Subordinated Debentures due 2015 (the "8 3/4% Debentures"), which are convertible into Common Stock.

  As of February 1, 1994, the approximate aggregate market value of the Common Stock and 8 3/4% Debentures held by certain persons as set forth in the table below (exclusive of shares subject to stock options) was as follows: 13 current Unaffiliated Directors--$274 million; and all current Directors--$306 million. In addition, as of December 31, 1993, the trusts maintained pursuant to the Company's qualified employee benefit plans, other than pension plans, held Com-mon Stock and 8 3/4% Debentures valued at approximately $805 million in ac-counts for the benefit of employees of the Company and its subsidiaries.

                                      SECURITIES BENEFICIALLY OWNED(1)
                          --------------------------------------------------------
                              TITLE OF      NUMBER OF SHARES OR  OPTION   PERCENT
NAME                          SECURITY      PRINCIPAL AMOUNT(2) SHARES(3) OF CLASS
- ----                      ----------------- ------------------- --------- --------
Merv Adelson............  Common                    359,434       348,848    *
                          8 3/4% Debentures     $ 8,450,850                  *
Lawrence B. Buttenwieser  Common                     74,754        --        *
(4).....................  8 3/4% Debentures     $   489,650                  *
Hugh F. Culverhouse (5).  Common                     59,134        --        *
                          8 3/4% Debentures     $    30,800                  *
Edward S. Finkelstein...  Common                      7,362        --        *
Beverly Sills Greenough   Common                     19,774        --        *
(6).....................  8 3/4% Debentures     $    40,000                  *
Peter R. Haje (11)......  Common                      8,470       645,287    *
                          8 3/4% Debentures     $    39,000                  *
Carla A. Hills..........  Common                      1,474        --        *
Geoffrey W. Holmes (11).  Common                     43,611       388,211    *
                          8 3/4% Debentures     $ 1,086,750                  *
Tod R. Hullin (11)......  Common                      1,024       191,724    *
David T. Kearns.........  Common                      1,174        --        *
Gerald M. Levin (11)....  Common                    442,329     1,866,935    *
Henry Luce III (7)......  Common                  5,932,752        --       1.6%
                          8 3/4% Debentures     $ 5,495,000                  *
Reuben Mark.............  Common                      8,874        --        *
J. Richard Munro          Common                    382,961       442,556    *
(8)(11).................
Richard D. Parsons......  Common                      4,434        --        *
Donald S. Perkins.......  Common                     12,525        --        *
Raymond S. Troubh (9)...  Common                      7,934        --        *
                          8 3/4% Debentures     $   115,350                  *
Francis T. Vincent, Jr..  Common                      5,874        --        *
Bert W. Wasserman         Common                     75,252       880,773    *
(10)(11)................  8 3/4% Debentures     $   399,700                  *
All current directors
 and executive
 officers (22 persons)
 as a group
 (including those named)  Common                  7,516,577                 3.4
 (4)-(11)...............  8 3/4% Debentures     $16,521,950     5,292,992    *

- --------
* Represents beneficial ownership of less than one percent of issued and out-standing stock on February 1, 1994.

                                              (footnotes continued on next page)

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless otherwise indicated, beneficial ownership includes both sole voting and sole investment power. This table does not include, unless otherwise indicated, any shares of Common Stock or other equity securities of the Company which may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. The shares of Common Stock held by certain subsidiaries of the Company, which are not entitled to be voted at the Annual Meeting, are excluded for purposes of calculating the Percent of Class. As of February 1, 1994, none of the named persons or group beneficially owns any of the Company's Series B 6.40% Preferred Stock or Liquid Yield Option(TM) Notes due 2013 or 6% Convertible Debentures of WCI.

 (2) Excludes shares of Common Stock issuable upon conversion of the 8 3/4% Debentures. Each $47.73 principal amount of 8 3/4% Debentures is currently convertible into one share of Common Stock. Shares of Common Stock issuable upon conversion of the 8 3/4% Debentures are included in the "Percent of Class" calculation pursuant to Rule 13d-3 under the Exchange Act.

 (3) Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on February 1, 1994, were unexercised but were exercisable within a period of 60 days from that date. These shares are excluded from the column headed "Number of Shares."

 (4) Includes 1,280 shares of Common Stock owned of record and beneficially by Mr. Buttenwieser's wife and 22,656 shares of Common Stock held of record by a trust of which Mr. Buttenwieser and others are trustees in which Mr. Buttenwieser has no beneficial interest and as to all of which Mr. Buttenwieser disclaims any beneficial ownership.

 (5) Includes 54,400 shares of Common Stock and $30,800 principal amount of 8 3/4% Debentures held of record by a trust of which Mr. Culverhouse is a beneficiary and one of three trustees.

 (6) Includes 10,240 shares of Common Stock held by a trust of which Mrs. Greenough is the beneficiary but as to which she has no voting or investment power.

 (7) Includes 223,204 shares of Common Stock held by a trust of which Mr. Luce is sole trustee, an aggregate of 713,008 shares of Common Stock held by various trusts of which Mr. Luce is a co-trustee and 4,636,072 shares of Common Stock and $5,495,000 principal amount of 8 3/4% Debentures beneficially owned by The Henry Luce Foundation, Inc., of which Mr. Luce is one of twelve members and twelve directors.

 (8) Includes 35,830 shares of Common Stock held of record and beneficially by members of Mr. Munro's family, as to which Mr. Munro disclaims any beneficial ownership.

 (9) Includes 3,200 shares of Common Stock held beneficially by Mr. Troubh's wife, as to which Mr. Troubh disclaims any beneficial ownership.

(10) Includes $2,700 principal amount of 8 3/4% Debentures held of record by a partnership of which Mr. Wasserman is a general partner.

(11) Includes an aggregate of approximately 54,539 shares of Common Stock held by three trusts under employee stock plans of the Company for the benefit of directors and executive officers of the Company (including 1,982 shares for Mr. Haje, 3,611 shares for Mr. Holmes, 1,024 shares for Mr. Hullin, 9,228 shares for Mr. Levin, 17,199 for Mr. Munro and 3,784 shares for Mr. Wasserman) and an aggregate of 41,110 shares of Common Stock beneficially owned by certain relatives of such persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Set forth below is the name, address and stock ownership of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

NAME AND ADDRESS                              SHARES OF COMMON STOCK PERCENT OF
OF BENEFICIAL OWNER                             BENEFICIALLY OWNED    CLASS(1)
- -------------------                           ---------------------- ----------
The Capital Group, Inc.......................     33,649,990(2)        8.9%(2)
 333 South Hope Street
 Los Angeles, California 90071
The Seagram Company Ltd......................     49,255,449(3)       13.0%(3)
 1430 Peel Street
 Montreal, Quebec, Canada H3A 1S9

- --------
(1) The shares of Common Stock held by certain subsidiaries of the Company, which are not entitled to be voted at the Annual Meeting, are excluded for purposes of calculating the "Percent of Class."

(2) Beneficial ownership is as of December 31, 1993. The Capital Group, Inc., a holding company, has filed with the Securities and Exchange Commission a statement on Schedule 13G dated February 11, 1994 to the effect that it (directly or indirectly) has sole dispositive power over all these shares, that it has sole voting power over 6,355,600 of these shares and that these shares are held principally by Capital Research and Management Company, an investment adviser, and Capital Guardian Trust Company, a bank. The Capital Group, Inc. has advised the Company that the shares of Common Stock reported as beneficially owned assumes the conversion of convertible securities, that all of the reported shares are held for the benefit of its clients and that it and each of its subsidiary investment management companies acts separately in exercising investment discretion over its managed accounts.

(3) Beneficial ownership and "Percent of Class" are as of February 28, 1994. The Seagram Company Ltd. has filed with the Securities and Exchange Commission Amendment No. 6, dated February 25, 1994, to its statement on
    Schedule 13D and a statement of Changes in Beneficial Ownership on Form 4 dated March 9, 1994 to the effect that it indirectly through its indirect wholly owned subsidiary, Seagram Inc., has sole voting and sole dispositive power over all these shares.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

  The Compensation Committee of the Board of Directors has furnished the fol-lowing report on executive compensation:

  The Company's executive compensation programs are designed to attract and re-tain talented individuals and motivate them to achieve the Company's business objectives, including increasing long-term stockholder value. Each of the Company's executive officers is currently employed pursuant to a multi-year em-ployment agreement, the purpose of which is to retain the services of such officer for an extended period. The minimum salary to which each executive of-ficer is entitled is specified in the employment agreement, but the annual bo-nus, which is a major part of an executive officer's cash compensation, and awards of stock options are determined for executive officers (other than Mr. Levin, the Chief Executive Officer) by the Compensation Committee of the Board of Directors of the Company, which is comprised entirely of Unaffiliated Direc-tors. The principal terms of the employment agreements of certain executive of-ficers are described under "Employment Arrangements."

  The Company believes that it is in the best interest of its stockholders that its executive officers be compensated in a manner that provides such officers with a strong incentive to advance both the short-term and long-term interests of the Company's stockholders. The Company's current compensation strategy is designed to maintain a high proportion of pay at risk in the form of a variable annual incentive bonus (which permits individual performance to be appropri-ately recognized on an annual basis) and stock-based compensation (which per-mits a meaningful portion of the executive's long-term rewards to coincide with long-term stock price appreciation recognizable by the stockholders). To this end, the Company's remuneration programs for its executive officers award an-nual performance bonuses, deferred compensation and, when appropriate, stock options. Restricted stock as well as other forms of stock-based incentives have been phased out for the Company's executive officers, and no restricted stock has been awarded to an executive officer since 1989. The Compensation Committee takes into account the total compensation from all sources provided to the in-dividual by the Company, including severance and retirement plans and insurance and other benefits. As discussed elsewhere in this Proxy Statement, the Company has proposed for stockholder approval an annual bonus plan for Mr. Levin that the Company expects will qualify the compensation paid to him under this plan for income tax deductibility under section 162(m) of the Internal Revenue Code of 1986, as amended.

  In addition, because of the restrictions on tax deductibility imposed by such section 162(m), the Company has adopted a general policy, commencing for 1994, of awarding stock options to its executive officers only pursuant to plans sat-isfying the requirements of section 162(m). In addition, for 1994, the Company does not expect to pay the named executive officers cash compensation in excess of the section 162(m) deductibility limit because of individual executive offi-cers' compensation deferral arrangements, the effect of "grandfathering" provi-sions of the tax laws or the anticipated stockholder approval at the Annual Meeting of the Annual Bonus Plan for the Chief Executive Officer described elsewhere in this Proxy Statement. The Company's Board of Directors, or the Compensation Committee, however, retains discretion to authorize the payment of compensation that does not qualify for income tax deductibility under section 162(m).

  During 1993, several of the Company's executive officers were awarded stock options. These awards were made after a review of the exercise prices, numbers and dates of the awards of those options already held by the executive officers of the Company and a comparison to those held by other members of the Company's senior management and, in the case of one executive officer, in connection with the execution of an amended employment agreement. Although there are no partic-ular targets with respect to executive officers' holdings of stock options, the Compensation Committee believes that the more highly compensated an executive, the larger the stock-based component of that compensation should be.

  The Chief Executive Officer reviews executive performance with and recommends to the Compensation Committee the amount of each other executive officer's an-nual incentive bonus and stock option award, if any. These variable elements in the compensation of the Company's executive officers recognize individual con-tributions and are determined based upon the level of the executive's responsi-bilities, the efficiency and effectiveness with which he marshals resources and oversees the matters under his supervision and the degree to which he has con-tributed to the accomplishment of major tasks that advance the Company's goals. In light of the nature of their responsibilities, particularly the fact that these officers have overall corporate policy-making and administrative respon-sibilities and do not directly oversee principal operating units of the Compa-ny, the Compensation Committee's assessment may not be based directly on corpo-rate performance from a financial standpoint. However, the Company's financial performance is a key factor that affects the overall level of compensation for all executive officers.

  In 1993, the Company achieved in whole or in significant part its major fi-nancial, strategic and technological goals for the year. These achievements in-cluded: the continued restructuring of its balance sheet by replacing its pre-ferred stock with long-term indebtedness and lengthening the maturities of existing indebtedness at attractive rates; adding a significant telecommunica-tions partner, US WEST, Inc., into Time Warner Entertainment Company, L.P., a strategic joint venture, consisting of substantially all of the Company's Filmed Entertainment, Programming-HBO and Cable businesses, formed in 1992 with subsidiaries of ITOCHU Corporation and Toshiba Corporation; major advances to-ward the realization of the Full Service Network(TM); improved operating re-sults; and changes in the Company's corporate governance, including increasing the proportion of Unaffiliated Directors on the Company's Board of Directors while decreasing its overall size. In addition, the market value of the Company's Common Stock increased substantially during 1993. These accomplish-ments had a significant impact on the assessment of the annual incentive bonus compensation for the Company's executive officers.

  The level of Mr. Levin's annual incentive bonus as Chairman of the Board, President and Chief Executive Officer in 1993 was based on a recommendation of the Compensation Committee that was reviewed and approved by the other members of the Board of Directors. For 1993, both financial and strategic, non-finan-cial goals were established for Mr. Levin and were used to measure his perfor-mance and determine the level of his bonus compensation. The Compensation Com-mittee also recognized Mr. Levin's additional responsibilities as a result of his promotion at the end of 1992 and the beginning of 1993 to the added posi-tions of sole Chief Executive Officer and Chairman of the Board. Operational targets were established based on divisional and Company-wide earnings before interest, taxes, depreciation and amortization ("EBITDA") and on cash flow as well as the progress made toward financial restructuring. The substantial in-crease in the market value of the Company's stock was evaluated in the context of general market conditions, which evaluation also positively influenced the Committee's bonus recommendation. Mr. Levin's qualitative goals included the completion of a technology-based strategic alliance, strengthening and develop-ing the skills and depth of the Company's senior management as well as that of its operating divisions, broadening and strengthening the Company's businesses, enhancing the Company's reputation among its major constituencies and estab-lishing a strong and recognized leadership position. The total compensation op-portunity for Mr. Levin was reviewed in the context of total compensation pack-ages awarded to chief executive officers at selected public companies with broad consumer product, entertainment and media orientations. In light of Mr. Levin's achievement of a high level of performance, the Compensation Committee has placed his recommended total cash compensation for the year in the upper quartile of such compensation paid to the comparison group. The companies in-cluded in this comparison are for the most part not the same as the companies included in the peer group index in the graph showing the comparison of five-year cumulative total stock returns shown elsewhere in this Proxy Statement. The Compensation Committee believes that the Company's most direct competitors for executive talent are composed of a broader class than the companies with which the Company would be compared for stock performance purposes. Mr. Levin's bonus level was based on the Board of Directors' consideration of the recommen-dation of the Compensation Committee and a review of Mr. Levin's accomplishment of his goals and reflects the Board's very positive evaluation of his steward-ship of the Company's significant accomplishments during 1993.

  In addition, after a review, which commenced in 1992, of the stock-based in-centive compensation for Mr. Levin, the Compensation Committee recognized that in light of his added responsibilities as sole Chief Executive Officer and Chairman of the Board, his stock-based, long-term incentive compensation was below that awarded to the chief executive officers taken as a whole in the group examined in the Committee's cash compensation analysis in terms of both potential value and relative importance in his total pay package. The Compensa-tion Committee intended to provide a long-term incentive for Mr. Levin that is comparable to that of similarly situated executives and appropriate in rela-tionship to other members of the Company's senior management and that took into account the fact that Mr. Levin had not been awarded stock options in either 1991 or 1992. Accordingly, the Compensation Committee awarded Mr. Levin options to purchase one million shares of Common Stock, only half of which are exercis-able at a price per share equal to the fair market value on the date of the award and, in order to provide additional incentive to increase stockholder value, one quarter of which are exercisable at prices 25% and 50%, respective-ly, above that fair market value.

  As discussed above, the Compensation Committee considers a variety of factors in arriving at the compensation paid to the Company's executive officers. No specific weighting was assigned by the Compensation Committee or the Board to any of the factors considered in determining the remuneration paid to Mr. Levin or the other executive officers for 1993.

 Members of the Compensation Committee

    Raymond S. Troubh (Chairman)     Edward S. Finkelstein     Carla A. Hills
    Richard D. Parsons     Francis T. Vincent, Jr.

EXECUTIVE COMPENSATION SUMMARY TABLE

  The following table sets forth information concerning total compensation paid to the Chief Executive Officer and each of the four most highly compensated ex-ecutive officers of the Company who served in such capacities on December 31, 1993 (the "named executive officers") for services rendered to the Company dur-ing each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                            ANNUAL COMPENSATION          COMPENSATION(6)    ALL OTHER
                                   ------------------------------------- --------------- COMPENSATION(7)
                                                                           SECURITIES
                                                              OTHER        UNDERLYING
     NAME AND PRINCIPAL                                      ANNUAL          OPTIONS
      POSITION IN 1993        YEAR SALARY(4)    BONUS    COMPENSATION(5)     AWARDED
     ------------------       ---- ---------- ---------- --------------- --------------- ---------------
Gerald M. Levin.............  1993 $1,050,000 $4,000,000    $104,000        1,000,000       $139,784
 Chairman of the Board,       1992  1,050,000  2,500,000     100,600              --         150,143
 President and                1991  1,050,000  1,750,000                          --
 Chief Executive Officer (1)
Peter R. Haje...............  1993 $  675,000 $1,100,000    $    --            50,000       $119,391
 Executive Vice President     1992    675,000    975,000      51,000              --         129,532
 and General Counsel          1991    675,000    750,000                          --

Bert W. Wasserman...........  1993 $  675,000 $1,100,000    $ 67,500           50,000       $136,699
 Executive Vice President     1992    675,000  1,000,000      76,000              --         147,505
 and Chief Financial          1991    675,000    800,000                      200,000
 Officer
Geoffrey W. Holmes..........  1993 $  525,000 $  750,000    $    --               --        $ 54,551
 Senior Vice President,       1992    525,000    700,000         --           200,000         38,498
 Technology (2)               1991    525,000    500,000                          --

Tod R. Hullin...............  1993 $  406,250 $  550,000    $    --            30,000       $ 20,867
 Senior Vice President--      1992    406,250    500,000         --               --          20,309
 Communications and  Public   1991    358,230    425,000                      209,724
Affairs (3)

- --------
(1) Mr. Levin became Chairman of the Board, President and Chief Executive Officer on January 21, 1993, having served as President and Co-Chief Executive Officer from February 20, 1992; Vice Chairman of the Board and Chief Operating Officer from May 14, 1991; and a Vice Chairman of the Board prior to that.

(2) Mr. Holmes became Senior Vice President, Technology on January 21, 1993, having served as a Senior Vice President prior to that.

(3) Mr. Hullin assumed this position on February 7, 1991; prior to that, he was not employed by the Company. The compensation indicated for 1991 was paid for the portion of the year he was employed by the Company.

(4) Amounts shown in the table include credits to each named executive officer's deferred compensation account equal to one third of the total shown under the "salary" column for each of 1993, 1992 and 1991, except that the contributions to Mr. Hullin's account were $81,250 for each of 1993 and 1992 and $74,480 for 1991.

(5) In accordance with rules of the Securities and Exchange Commission, amounts relating to 1991, if any, and amounts totalling less than $50,000 have been omitted. The amounts shown in this column for 1993 that represent more than 25% of the applicable executive's total Other Annual Compensation include financial services of $80,000 to Mr. Levin and $67,500 to Mr. Wasserman.

                                              (footnotes continued on next page)

(6) The number of options has been adjusted to reflect the four-for-one stock split effected in September 1992. None of the options indicated was awarded with tandem stock appreciation rights. No restricted stock was granted to the above-named executive officers during 1991, 1992 or 1993. Mr. Levin is the only one of such executive officers who, as of December 31, 1993, held restricted stock. These shares were awarded in 1989. The value of Mr. Levin's 55,200 restricted shares based on the closing price of the Common Stock on the New York Stock Exchange on December 31, 1993 was $2,442,600. Mr. Levin receives the dividends paid in cash on such shares and has voting rights with respect to such restricted shares. In the event of a tender offer or certain other transactions, all of Mr. Levin's restricted shares will vest in full. In the event he dies, becomes permanently disabled or the Company terminates his employment prior to the end of the restriction period with respect thereto, a pro rata portion of the restricted shares will vest based upon the portion of the restriction period then elapsed. Normally, all restricted shares are forfeited if the holder terminates his employment prior to the end of the restriction period.

(7) In accordance with rules of the Securities and Exchange Commission, amounts related to 1991, if any, have been omitted. The amounts shown in this column for 1993 include the following:

    (a) Pursuant to the Time Warner Employees' Savings Plan, a defined contribution plan established under section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), available generally to employees of the Company, in 1993, each executive named above deferred a portion of his annual compensation and the Company contributed $2,000 for the first $3,000 so deferred by the executive ("Matching Contribution"). These Matching Contributions were invested in a fund maintained under the plan trust primarily invested in Common Stock.

    (b) Pursuant to the Time Warner Employees' Stock Ownership Plan ("TESOP"), a defined contribution plan available generally to employees of the Company, the Company may make annual contributions to a trust for the benefit of eligible employees of the Company in amounts approved by the Board of Directors in its discretion, but not to exceed 12% of total eligible compensation. For the 1993 plan year, the Company allocated to each participant's account in the trust established under TESOP 8% of total eligible compensation of each eligible employee, including $18,867 for the account of each executive named above. The Company's contribution may be made in shares of Common Stock and/or in cash which will be used to acquire shares of Common Stock. As a result of certain transactions by TESOP in connection with the Company's Rights Offering, which was completed in 1991, TESOP held shares of Common Stock in a suspense account. These shares had a cost basis of $21.44 per share and were used in connection with a portion of the TESOP contributions to participants for 1993. Therefore, the average price of each share allocated to participants' accounts as a result of the 1993 TESOP contribution was $31.98.

    (c) The Company maintains a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 1993, the Company maintained for certain members of senior management, including Messrs. Levin, Haje, Wasserman and Holmes, certain supplemental life insurance benefits. For 1993, the Company paid premiums for this supplemental coverage of approximately $350 for each of Messrs. Levin, Haje and Holmes and $11,456 for Mr. Wasserman. The Company also maintained split-dollar life insurance policies on the lives of these four executives and paid the following amounts allocated to the term portion of the split-dollar coverage for 1993: Mr. Levin, $9,445; Mr. Haje, $10,585; Mr. Wasserman, $17,479; and Mr. Holmes, $894. Mr. Holmes also reimbursed the Company for part of this portion of the insurance coverage. The actuarial equivalent of the value of the premiums paid by the Company for 1993 based on certain assumptions regarding interest rates and periods of coverage are: Mr. Levin, $109,147; Mr. Haje, $87,614; Mr. Wasserman, $86,897; and Mr. Holmes, $32,438. It is anticipated that the Company will recover the net after tax cost of the premiums on these policies or the cash surrender value thereof. For a description of life insurance coverage for certain executive officers and directors provided pursuant to the terms of their employment agreements, see "Employment Arrangements."

STOCK OPTION GRANTS DURING 1993

  The following table sets forth certain information with respect to employee options to purchase shares of Common Stock ("options") awarded during 1993 to the named executive officers. All such options were nonqualified options and no stock appreciation rights ("SARs") alone or in tandem with stock options were awarded in 1993. Options for executive officers are generally awarded pursuant to plans approved by the Company's stockholders and the terms are governed by the plans and the recipient's option agreement. The option exercise price is the fair market value of the Common Stock on the date of grant, except for those options awarded to Mr. Levin of which one quarter of the total was awarded at an exercise price 25% and 50%, respectively, above the fair market value of the Common Stock on the date of grant. The options awarded in 1993 to the named executive officers become exercisable in installments of one-third on the first three anniversaries of the date of grant. Payment of the exercise price of an option may be made in cash or, in whole or in part, in full shares of Common Stock already owned by the holder of the option. The payment of with-holding taxes due upon exercise of an option may generally be made with shares of Common Stock.

                          STOCK OPTION GRANTS IN 1993

                                     INDIVIDUAL GRANTS                  POTENTIAL REALIZABLE
                         -----------------------------------------    VALUE AT ASSUMED ANNUAL
                                                                        RATES OF STOCK PRICE
                                                                    APPRECIATION FOR OPTION TERM
                                                                   ------------------------------
                                     PERCENT
                         NUMBER OF   OF TOTAL
                         SECURITIES  OPTIONS   EXERCISE
                         UNDERLYING GRANTED TO OR BASE
                          OPTIONS   EMPLOYEES   PRICE   EXPIRATION
NAME                      GRANTED    IN 1993    ($/SH)     DATE    0% ($)   5% ($)      10% ($)
- ----                     ---------- ---------- -------- ---------- ------ ----------- -----------
Gerald M. Levin.........  500,000      4.7 %    $32.19   1/20/03     $0   $10,139,850 $25,591,050
                          250,000      2.4       40.24   1/20/03      0     3,057,425  10,783,025
                          250,000      2.4       48.29   1/20/03      0     1,044,925   8,770,525
Peter R. Haje...........   50,000       .47      34.75   3/17/03      0     1,094,625   2,762,625
Bert W. Wasserman.......   50,000       .47      34.75   3/17/03      0     1,094,625   2,762,625
Geoffrey W. Holmes......     --         --        --        --       --       --          --
Tod R. Hullin...........   30,000       .28      34.75   3/17/03      0       656,775   1,657,575


  As required by rules of the Securities and Exchange Commission, the dollar amounts in the last two columns represent the hypothetical gain or "option spread" that would exist for the options based on assumed 5% and 10% annual compounded rates of stock price appreciation over the full ten-year option term (resulting in 63% and 159% appreciation, respectively). These assumed rates of appreciation applied to the price on the date of the award of Mr. Levin's op-tions would result in a Common Stock price on January 20, 2003 of $52.47 and $83.37, respectively. If these price appreciation assumptions are applied to all of the Company's outstanding Common Stock, such Common Stock would appreci-ate in the aggregate by approximately $7.5 billion and $19 billion, respective-ly, over the ten-year period ending on January 20, 2003. These prescribed rates are not intended to forecast possible future appreciation, if any, of the Com-mon Stock.

OPTION EXERCISES AND VALUES IN 1993

  The following table sets forth as to each of the named executive officers in-formation with respect to option exercises during 1993 and the status of their options on December 31, 1993: (i) the number of shares of Common Stock under-lying options exercised during 1993; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the total number of shares of Common Stock underlying exercisable and nonexercisable stock options held on December 31, 1993; and (iv) the aggregate dollar value of in-the-money exercisable and nonexercisable stock options on December 31, 1993.

 AGGREGATE OPTION EXERCISES DURING 1993 AND OPTION VALUES ON DECEMBER 31, 1993

                                                     NUMBER OF SHARES           DOLLAR VALUE OF
                                                  UNDERLYING UNEXERCISED    UNEXERCISED IN-THE-MONEY
                                                   OPTIONS ON 12/31/93        OPTIONS ON 12/31/93*
                                                -------------------------- --------------------------
                         NUMBER OF
                           SHARES     DOLLAR
                         UNDERLYING    VALUE
                          OPTIONS    REALIZED
          NAME           EXERCISED  ON EXERCISE EXERCISABLE NONEXERCISABLE EXERCISABLE NONEXERCISABLE
          ----           ---------- ----------- ----------- -------------- ----------- --------------
Gerald M. Levin (1).....     --          --      1,533,600    1,000,000    $32,199,400   $7,032,500
Peter R. Haje...........     --          --        628,620       50,000    $16,117,817   $  475,000
Bert W. Wasserman.......     --          --        864,106      116,666    $ 9,337,013   $2,052,318
Geoffrey W. Holmes......     --          --        388,211      133,333    $ 4,084,690   $2,202,661
Tod R. Hullin...........     --          --        139,816       99,908    $ 3,292,960   $1,931,480

- --------
* Based on a closing price of $44.25 per share on December 31, 1993 as reported on the New York Stock Exchange Composite Listing.

(1) Mr. Levin is the only executive officer listed above who has been awarded SARs in tandem with any of his stock options. 313,600 of his options held on December 31, 1993 were awarded with tandem SARs and they all were awarded on or prior to September 22, 1989; and they are all currently exercisable and, at December 31, 1993, had a value of $5,030,000. There is a $250,000 limit on the amount of cash that may be received upon the exercise of these SARs.

  The options held by the named executive officers become immediately exercis-able in full upon the occurrence of certain events, including the death or to-tal disability of the option holder, certain change-of-control transactions and, in most cases, the Company's breach of the holder's employment agreement.

  The options held by executive officers remain exercisable for the full term of their employment agreements in the event their employment terminates as a result of the Company's breach. For some executive officers, their options re-main exercisable for the full term of the options if their employment is termi-nated for any reason other than for cause, including death. Otherwise, options may generally be exercised for one year after death or total disability. All options terminate immediately if the holder's employment is terminated for cause. The terms of the options shown in the chart are generally ten years, al-though 320,000 options held by Mr. Levin have a term of 15 years from the date of award.

EMPLOYMENT ARRANGEMENTS

  The Company is, or during 1993 was, a party to employment agreements with the executive officers and certain directors of the Company. These agreements have been filed with the Securities and Exchange Commission as exhibits to the Company's periodic filings, to which all descriptions herein are subject.

Employment Agreements of the Named Executive Officers

  Among other things, the agreements with the Company's executive officers typ-ically provide for: a fixed term of employment in a specified executive post; annual salary; deferred compensation, generally equal to 50% of annual salary, which is invested and paid out as described below under "Deferred Compensa-tion;" an annual bonus in the discretion of the Board of Directors or its Com-pensation Committee, all or a portion of which may be deferred at the election of the executive officer; and life insurance provisions generally providing for or contemplating split dollar policies, generally for the life of the executive and pursuant to which the Company recovers an amount equal to the net after-tax cost to the Company of the premiums on such policy or the cash surrender value thereof, as well as any other group life insurance provided by the Company.

  Generally, such agreements include a narrow definition of the "cause" for which an executive's employment may be terminated and in that event, the execu-tive will only receive earned and unpaid base salary and deferred compensation accrued through such date of termination.

  These agreements typically provide that in the event of the Company's mate-rial breach or wrongful termination of an executive's employment, the executive will be entitled to elect either (a) to receive a lump-sum payment equal to the present value of the base salary, projected bonuses and deferred compensation otherwise payable during the remaining portion of the executive's term of em-ployment or (b) to remain an employee of the Company through the end of the term of employment and, without performing any services, receive the base sala-ry, bonuses and deferred compensation payable as if there had been no breach or wrongful termination. Executives are not generally required to mitigate damages after such a termination, other than as necessary to prevent the Company from losing any tax deductions that it otherwise would have been entitled to receive for any payments deemed to be "contingent on a change" under the Code. In addi-tion, these agreements typically provide that if an executive thereafter ob-tains other employment, the total cash salary and bonus received therefrom for services prior to the expiration of the executive's employment term (up to the amount of compensation paid to the executive by the Company for such period) must be paid over to the Company as received.

  In the event Mr. Hullin's employment terminates as a result of the Company's material breach or wrongful termination or the Company terminates his employ-ment after the term of his employment agreement, Mr. Hullin is entitled to a minimum severance payment equal to the present value of three times the sum of his annual base salary, projected bonus and deferred compensation. In addition, the provisions of Mr. Hullin's employment agreement relating to mitigation of damages provide that he may retain and not pay over to the Company an amount equal to the severance he would have received in accordance with the Company's personnel policies if he had been job eliminated.

  If an executive becomes disabled during the term of his employment agreement the executive typically will receive full salary, bonus and deferred compensa-tion for six months and 75% thereof through the end of the employment term or, in some cases, for three years, if longer. Deferred compensation will be main-tained and paid after giving effect to the executive's base salary after dis-ability. Any such payments will be reduced by amounts received from Worker's Compensation, Social Security and disability insurance policies maintained by the Company.

  If an executive dies during the term of an employment agreement, generally the executive's beneficiaries will receive the executive's earned and unpaid salary and deferred compensation to the last day of the month in which the death occurs and a pro rata portion of the executive's bonus for the year of his death.

  The minimum annual salaries and deferred compensation under these agreements for the five executive officers listed in the Summary Compensation Table are as shown for 1993 in that Table, except for Mr. Wasserman whose current minimum annual salary is $550,000 which increases to $650,000 on July 1, 1995. The ex-piration date of these agreements and the individual life insurance coverage for the lifetime of such persons are: Mr. Levin--January 10, 2000 and $6 mil-lion; Mr. Haje--December 31, 1995 and $4 million; Mr. Wasserman--December 31, 1997 and $5.5 million; Mr. Holmes--December 31, 1995 and $2 million; and Mr. Hullin--December 31, 1998 and $2 million. In addition, Mr. Wasserman will serve as an advisor to the Company for three years following his regular full-time employment at $400,000 per year.

Compensation Arrangements with Certain Directors

  There are employment agreements with Mr. Munro, an executive officer and a director of the Company, and with Deane F. Johnson who during 1993 was a direc-tor for part of the year but not an executive officer of the Company. Each of such persons participates in the Company's employee benefit plans available to employees generally.

  Under his employment agreement, Mr. Munro will serve as Chairman of the Executive/Finance Committee of the Board of Directors of the Company until July 24, 1994 at an annual salary of $750,000 with an annual bonus at the discretion of the Board of Directors; thereafter he will serve as an advisor to the Com-pany for five years. He receives no annual deferred compensation; however, on July 24, 1994, $3,082,402 of deferred compensation will be credited to an ac-count to be maintained by the Company in lieu of salary in payment for his ad-visory services. This deferred account will be maintained substantially in ac-cordance with the arrangements described under the heading "Deferred Compensation" herein and payments from the account will be made to Mr. Munro in 44 quarterly installments commencing on September 30, 1994. If Mr. Munro dies prior to July 24, 1994, his beneficiaries will receive such $3,082,402 as a lump-sum payment. During 1993, the Company provided approximately $80,000 of personal benefits to Mr. Munro.

  Mr. Johnson served as a director of the Company until May 20, 1993 and is a member of the Office of the President of WCI. During 1993, the Company paid Mr. Johnson a salary of $350,000, credited $175,000 to his deferred compensation account and provided $2.7 million of split-dollar life insurance and $1.45 mil-lion of five-year renewable term life insurance on his life at a cost of $92,221 for the term portions and $124,842 for the remainder of such coverage. In addition, during 1993, the Company provided approximately $116,500 of per-sonal benefits to Mr. Johnson.

DEFERRED COMPENSATION

  Deferred compensation for executive officers is deposited into separate ac-counts maintained by the Company for each of such officers. The Company ap-points an investment advisor for each such account subject to approval by the relevant executive. Funds are invested or deemed to be invested in securities as directed by the investment advisor, with the assumed after-tax effect upon the Company of gains, losses and income, and distributions thereof, and of in-terest expenses and brokerage commissions and other direct expenses attributed thereto, being credited or charged to the account. Payments are generally made to the officer from the account in installments to liquidate the account over a period of three to five years commencing on the date employment was to termi-nate under the employment agreement, or at such other times as the officer might have elected. Such payments include an amount equal to the assumed tax benefit to the Company of the compensation deduction available for tax purposes for the portion of the account represented by the net appreciation in such ac-count, even though the Company might not actually receive such tax benefit.

  Amounts paid by the Company to the deferred compensation accounts of the named executive officers of the Company for 1993 are reflected in the Summary Compensation Table above.

TIME WARNER EMPLOYEES' PENSION PLAN

  The Time Warner Employees' Pension Plan, as amended (the "Pension Plan"), provides benefits to eligible employees, including officers, of the Company and certain of its subsidiaries. Directors who are not also employees of the Com-pany are not eligible to participate in the Pension Plan.

  A participant accrues benefits under the Pension Plan on the basis of 1 2/3% of the average annual compensation (defined as the average of the 60 highest consecutive months of compensation, which includes regular salary, overtime and shift differential payments, and non-deferred bonuses paid according to a regu-lar program) for each year of service up to 30 years and 1/2% for each year of service over 30. Compensation for purposes of calculating average annual com-pensation under the Pension Plan is limited to $200,000 per year for 1988 through 1993 and $150,000 per year for 1994 and thereafter (both subject to ad-justments provided in the Code). Eligible employees become vested in all bene-fits under the Pension Plan on the earlier of five years of service or certain other events.

  Annual pension benefits are reduced by a Social Security offset determined by a formula that takes into account credited service up to 35 years, covered com-pensation up to the average Social Security wage base and a disparity factor based on the age at which Social Security benefits are payable (the "Social Se-curity Offset"). The pension benefit of participants on December 31, 1977 in the former Time Employees' Profit-Sharing Savings Plan (the "Profit Sharing Plan") is further reduced by a fixed amount attributable to a portion of the employer contributions and investment earnings credited to such employees' ac-count balances in the Profit Sharing Plan as of such date (the "Profit Sharing Plan Offset").

  Under the Pension Plan, employees who are at least 60 years old and have com-pleted at least ten years of service may elect early retirement and receive the full amount of their annual pension ("early retirement"). An early retirement supplement is payable to an employee terminating employment at age 55 and be-fore age 60, after 20 years of service, equal to the actuarial equivalent of such person's accrued benefit, or, if greater, an annual amount equal to 35% of such person's average compensation determined under the Pension Plan. The sup-plement ceases when the regular pension commences at age 60 or upon the death of the retiree.

  Federal law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits derived from employer con-tributions that may be paid to participants under the Pension Plan. However, as permitted by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Company has adopted the Time Warner Excess Benefit Pension Plan (the "Excess Plan"), which provides for payments by the Company of certain amounts which employees of the Company would have received under the Pension Plan if eligible compensation were limited to $250,000 in 1994 (increased 5% per year thereafter, to a maximum of $350,000) and there were no payment re-strictions. For purposes of the Excess Plan, the $200,000 limit (as indexed for years after 1989) on eligible compensation will only apply to compensation re-ceived in 1988 through 1993; the $250,000 limit (as adjusted) will apply to compensation received in 1994 and thereafter.

  Certain employees of WCI and its subsidiaries have become employees of the Company and, accordingly, have become participants in the Pension Plan ("Trans-ferred Employees"). Effective December 31, 1990, benefits accrued under the Warner Communications Pension Plan ("WCPP") for certain of these Transferred Employees (including the accrued benefits of Mr. Wasserman, Mr. Holmes and cer-tain other executive officers of the Company) were transferred to the Pension Plan. Upon retirement or other termination of employment, the pension benefits of Transferred Employees whose accrued benefits from the WCPP were transferred to the Pension Plan will consist of two parts: (i) the accrued benefits trans-ferred from the WCPP (based on the WCPP formula stated below) adjusted to re-flect the average final compensation at actual retirement, and reduced if pay-able before age 65; and (ii) the full amount of their annual pension accrued under the terms of the Pension Plan following the date of transfer. These bene-fits will be payable from the Pension

Plan and, where applicable, the Excess Plan. Benefits accrued under the WCPP that were transferred to the Pension Plan were based on the following formula:
For post-1978 service, 1 1/4% of average final pay (generally, highest consecu-tive five-year average salary and bonus compensation) up to the participant's covered compensation limit (based on the participant's average compensation covered by Social Security) and 1 2/3% of average final pay over the covered compensation limit. For pre-1979 service, 45% of the participant's average fi-nal pay times a fraction, the numerator of which is years of service to 1979 and the denominator of which is years of projected service to his normal re-tirement date, prorated for less than 15 years of service. At February 1, 1994, the accrued annual benefit payable from the Pension Plan and the Excess Plan pursuant to the terms of the WCPP would be $117,157 to Mr. Wasserman and $37,957 to Mr. Holmes.

  The following table shows the estimated annual pension payable upon retire-ment to employees in specified remuneration and years-of-service classifica-tions. The amounts shown in the table do not reflect the effect of the previ-ously-described (i) Social Security Offset, (ii) Profit-Sharing Plan Offset or
(iii) early retirement supplements. The amount of the estimated annual pension is based upon a pension formula which applies to all participants in both the Pension Plan and the Excess Plan. The estimated amounts are based on the as-sumption that payments under the Pension Plan will commence upon normal retire-ment (generally age 65) or early retirement, that the Pension Plan will con-tinue in force in its present form and that no joint and survivor annuity will be payable (which would on an actuarial basis reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula which exceed ERISA limits will be paid under the Excess Plan from the Company's assets and are included in the amounts shown in the follow-ing table.

                                       ESTIMATED ANNUAL PENSION FOR
HIGHEST CONSECUTIVE                      YEARS OF CREDITED SERVICE
FIVE YEAR AVERAGE          -----------------------------------------------------
COMPENSATION                  10       15       20       25       30       35
- -------------------        -------- -------- -------- -------- -------- --------
$100,000.................. $ 16,667 $ 25,000 $ 33,334 $ 41,668 $ 50,001 $ 52,501
 200,000..................   33,334   50,001   66,668   83,335  100,002  105,002
 400,000..................   66,668  100,002  133,336  166,670  200,004  210,004
 600,000..................  100,002  150,003  200,004  250,005  300,006  315,006
 800,000..................  133,336  200,004  266,672  333,340  400,008  420,008

  As a result of the imposition of the limitations on eligible compensation, the amount of covered compensation that would be considered in the determina-tion of the highest consecutive 60 months of compensation under the Pension Plan and the Excess Plan for each of Messrs. Levin, Haje, Wasserman, Holmes and Hullin is limited to $200,000 (as annually adjusted) with 21.8, 3.4, 4.2, 4.2 and 3.1 years of credited service as of February 1, 1994, respectively. Howev-er, because combined payments under the Pension Plan and the Excess Plan are based on the average of the 60 highest consecutive months of compensation (tak-ing into account the compensation limits only for 1988 and thereafter), the compensation used for determining benefits under such Plans for Mr. Levin (and employees who participated in the Pension Plan prior to 1988) will include eli-gible compensation in years prior to 1988 which exceeded $200,000. The esti-mated annual benefits payable under the Pension Plan and the Excess Plan, as of February 1, 1994 would be based on average compensation of $729,248 for Mr. Levin; $226,996 for Mr. Haje; $219,224 for Mr. Wasserman; $219,224 for Mr. Holmes; and $228,973 for Mr. Hullin. In addition, pursuant to Mr. Hullin's em-ployment agreement, Mr Hullin will be entitled to receive supplemental payments from the Company which will achieve a total retirement benefit equal to what he would have received if he had five additional years of credited service under the Pension Plan.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

  The chart below compares the Company's Common Stock performance with the per-formance of the Standard & Poor's 500 Composite Stock Price Index ("S&P 500 In-dex") and a Peer Group Index by measuring the changes in common stock prices from December 31, 1988 plus reinvested dividends and distributions. The rules of the Securities and Exchange Commission require that a company create a peer group index with which to compare its own stock performance (if a published peer group index does not exist) by attempting to select a grouping of compa-nies that includes companies in lines of business similar to its own. Because of the Company's involvement in a broad mix of five major media and entertain-ment businesses and the fact that no other public companies are engaged in all of these businesses, no grouping could closely mirror the Company's businesses or weight those businesses to match the relative contributions of each of the Company's business units to the Company's performance. All of the companies in-cluded in the Company's Peer Group Index are engaged in only some of the busi-nesses in which the Company is engaged and some are also engaged in businesses in which the Company does not participate. The common stocks of the following companies have been included in the Peer Group Index: Cablevision Systems Cor-poration, Capital Cities/ABC, Inc., CBS Inc., Comcast Corporation, McGraw-Hill Inc., Meredith Corporation, The News Corporation Limited, Paramount Communica-tions Inc., Tele-Communications, Inc., Viacom Inc. and The Walt Disney Company. The chart assumes $100 was invested on December 31, 1988 in each of the Company's Common Stock, the S&P 500 Index and the Peer Group Index and reflects reinvestment of dividends and distributions on a monthly basis and annual mar-ket capitalization weighting.


                            [GRAPHIC APPEARS HERE]

             VALUE AT           TIME WARNER              PEER GROUP             S&P 500
           DECEMBER 31,         COMMON STOCK               INDEX                 INDEX
           ------------         ------------             ----------             -------
               1988                 $100                    $100                 $100
               1989                  114                     142                  132
               1990                   82                     116                  127
               1991                   90                     145                  166
               1992                  121                     194                  179
               1993                  185                     244                  196

ADDITIONAL INFORMATION

  On January 27, 1992, R. H. Macy & Co., Inc. commenced a case seeking reorga-nization under the federal bankruptcy laws. Mr. Finkelstein, a director of the Company, was at that time an executive officer of R.H. Macy & Co., Inc. Mr. Ha-je, an executive officer of the Company, agreed to an order entered on Septem-ber 27, 1993 by the U.S. Office of Thrift Supervision that, for a period of five years, suspends him from practicing before the OTS and requires him not to engage in the legal representation of a federally insured depository institu-tion. Mr. Haje also agreed, for such period, not to participate in any unsafe or unsound banking practices or the submission of any materially misleading statements to any federal banking authority. Such order relates to events that occurred while Mr. Haje was a partner in a law firm that represented a feder-ally insured depository institution, prior to his employment by the Company, and places no limits on his services for the Company.

                               CERTAIN LITIGATION

Merger Related Litigation

  As the Company has disclosed and discussed more fully in its prior proxy statements, stockholder class actions, some of which have purportedly been brought derivatively on behalf of the Company or WCI, relating to the merger agreement between the Company and WCI and related transactions have been pend-ing since 1989 in the Court of Chancery for the State of Delaware, in and for New Castle County ("Delaware Chancery Court"), or in the Supreme Court of the State of New York, County of New York ("New York Supreme Court"). The action pending in the Delaware Chancery Court is a consolidated action.

  One of the purported stockholder class actions pending in the New York Su-preme Court (the "Berger action") was purportedly brought on behalf of a plain-tiff class that consists of persons (other than the defendants and their affil-iates) who held shares of WCI common stock on August 23, 1989 and before January 10, 1990 against WCI, certain of WCI's then directors (including five persons who will continue as directors after the Annual Meeting), the Company, the Company's financial advisors, Wasserstein Perella & Co., Inc. and Shearson Lehman Hutton Inc., and WCI's financial advisor, Lazard Freres & Co. Plaintiffs seek a declaratory judgment that WCI's then directors and the Company breached their fiduciary duties to WCI's stockholders as a result of the terms and structure of the merger transaction and that the advisors aided and abetted this breach, as well as rescission and compensatory damages. The defendants an-swered the complaint, denying the material allegations thereof and asserting various affirmative defenses. Argument on both sides' motions for partial sum-mary judgment on plaintiffs' contract claim for additional interest of approxi-mately $20 million in connection with the consideration paid in the merger transaction was heard on February 22, 1994. The other action pending in New York Supreme Court was brought on behalf of all stockholders of the Company against the Company, the persons who were then the directors of the Company (including six of the persons who will continue as directors after the Annual Meeting) and the Company's financial advisors. Principally, plaintiffs seek a declaratory judgment that the defendant directors breached their fiduciary du-ties and that the Company and its advisors aided and abetted those breaches. Defendants have not yet been required to respond to the complaint in this ac-tion.

  The consolidated action brought purportedly on behalf of stockholders of WCI is pending in the Delaware Chancery Court against WCI, the persons who were then the directors of WCI (including five persons who will continue as direc-tors of the Company after the Annual Meeting) and the Company. Plaintiffs seek rescission of the merger and related transactions alleging that WCI's directors breached their fiduciary duties to WCI's stockholders and the Company aided and abetted that breach allegedly as a result of the terms and structure of the merger transaction. This action has been stayed pending the resolution of the Berger action.

1991 Rights Offering Litigation

  Two class actions consolidated under the caption In re Time Warner Inc. Secu-rities Litigation, Master Case No. 91 Civ. 4081, brought purportedly on behalf of holders of Common Stock, were filed in June 1991 in the United States Dis-trict Court for the Southern District of New York against the Company and sev-eral of its directors. Plaintiffs allege that defendants issued materially false and misleading statements regarding possible strategic alliances and failed to disclose the Company's intention to make the Rights Offering proposal of June 5, 1991, whereby each holder of Common Stock was granted a specific number of transferable subscription rights to purchase additional shares of Common Stock that could be exercised or sold under certain specified terms and conditions, in violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder and the state common law of fraud and negligent misrepresentation. Plaintiffs in both actions seek unspecified monetary damages. Defendants' mo-tion to dismiss these actions with prejudice was granted by the District Court but reversed and remanded for further proceedings in November 1993 by a 2-to-1 vote of the United States Court of Appeals for the Second Circuit. In 1994, de-fendants petitioned for a writ of certiorari in the U.S. Supreme Court (to which plaintiffs have filed a conditional cross-petition) and also filed a mo-tion for summary judgment in the District Court. The District Court has stayed all proceedings pending a determination by the Supreme Court on the certiorari petitions.

Stockholder Rights Plan Litigation

  On January 24, 1994, a purported class action under the name of Dr. Arun Shingala was filed against the Company and its directors in the Delaware Chan-cery Court on behalf of all persons, other than defendants and their affili-ates, who own stock of the Company. The complaint alleges that the defendant directors, acting on behalf of the Company, have adopted a plan ("rights plan") to thwart any attempt to take over control of the Company that the defendants find unfavorable to their personal interests. Plaintiff contends that defen-dants' actions are in violation of their fiduciary duties and seeks a judgment rescinding the adoption of the rights plan and ordering the director defendants jointly and severally to account for all damages which reasonably flow from the actions and transactions alleged.

Other Litigation Affecting Directors

  WCI and certain of its current and former directors are parties to lawsuits previously disclosed in WCI's annual reports or other filings which, among other things, challenge as excessive certain executive compensation arrange-ments between WCI and, among others, Steven J. Ross, formerly Chairman of the Board of WCI. The parties have executed a stipulation of settlement of these actions subject to Court approval. A hearing on such settlement is scheduled for May 13, 1994.

   APPROVAL OF THE TIME WARNER INC. ANNUAL BONUS PLAN FOR THE CHIEF EXECUTIVE
                                    OFFICER

  Management is proposing that the Company's stockholders approve the Time Warner Inc. Annual Bonus Plan for the Chief Executive Officer (the "Plan") in order to preserve the Company's tax deduction for bonuses paid to the Company's Chief Executive Officer ("CEO") in light of the Omnibus Budget Reconciliation Act of 1993 (the "Act"). In the past, annual bonuses for the CEO have been determined by the Company's Board of Directors based upon the recommendation of the Compensation Committee which as-sesses the performance of the CEO at the end of each year in light of the goals established by the Board at the beginning of the year. Mr. Levin's goals for 1993 included both financial and non-financial goals and are described under the heading "Compensation Committee Report on Compensation of Executive Offi-cers of the Company." As described therein, the annual bonus is only one compo-nent of the CEO's total compensation package which also includes stock options that reward the CEO only if the Common Stock price increases.

  In general, the Act denies a publicly held corporation a deduction for fed-eral income tax purposes for compensation in excess of $1 million per year paid after January 1, 1994 to its CEO and the four other officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. The Plan is intended to qualify under one of these exceptions which, in substance, requires that the bonus be payable as the result of the attainment of one or more objec-tive, pre-established performance goals and that a person with knowledge of the relevant facts be able to calculate the maximum amount payable to any one exec-utive under the plan. In addition, prior to any payments, the plan must be ap-proved by the corporation's stockholders and the corporation's compensation committee must certify that the performance standard has been met. The proposed regulations (the "Regulations") issued by the Internal Revenue Service under the Act permit the compensation committee to pay a bonus that is less than the amount calculated under the Plan.

  The proposed Plan covers only the Company's CEO. The other four executives named in the Summary Compensation Table have elected to defer a portion of their 1994 annual bonuses and, after giving effect to the "grandfather" provi-sions of the Act, the compensation payable to them for 1994 is not expected to exceed the $1 million limitation as defined in the Act and the Regulations.

  The following summary of the Plan does not purport to be complete and is sub-ject to, and qualified in its entirety by, reference to the text of the Plan set forth in Annex A to this Proxy Statement. The Plan provides for a maximum bonus to be payable to the CEO for any calendar year based on a percentage of the amount by which the Company's EBITDA (as defined) for such year exceeds the Company's average EBITDA for the preceding three years (the "Base EBITDA"). Thus, for example, if there were no EBITDA increase over Base EBITDA, then no bonus would be paid under the Plan. In addition, the Compensation Committee will have the discretion to award an actual bonus for any year less than the maximum calculated pursuant to the Plan.

  For purposes of the Plan, EBITDA means combined business segment operating income before interest, taxes, depreciation and amortization and the Company's EBITDA and Base EBITDA each includes (i) 100% of the EBITDA of the Company's Entertainment Group, which consists primarily of Time Warner Entertainment Com-pany, L.P., a limited partnership in which the Company currently owns a 63.27% equity interest, and (ii) a pro rata portion (based on the percentage owner-ship) of the EBITDA of any entity that the Company or TWE accounts for by the equity method and as to which the Company's or TWE's pro rata share of the EBITDA of such entity exceeds $25 million. The calculation of the maximum an-nual bonus payable under the Plan can be expressed by the following formula:

              Maximum Bonus = (Current EBITDA - Base EBITDA) x AP

where (i) Maximum Bonus is the maximum annual bonus payable to the CEO under the Plan with respect to any calendar year; (ii) Current EBITDA is the Company's EBITDA for such calendar year, subject to adjustment as described be-low; (iii) Base EBITDA is the Company's average EBITDA for the three years pre-ceding the year for which the maximum bonus is being calculated, subject to adjustment as described below; and (iv) AP is the applicable percent ranging from 0% to 1.8% based on the increase in the Company's EBITDA for such calendar year over the Base EBITDA and determined pursuant to the following ta-ble:

      PERCENTAGE INCREASE
      IN CURRENT EBITDA                                                     AP
      OVER BASE EBITDA                                                      ---
      -------------------
      no increase over Base EBITDA.........................................   0%
      up to and including 5% increase over Base EBITDA.....................  .6 over 5% to 10% increase over Base EBITDA............................. 1.0 over 10% to 15% increase over Base EBITDA............................ 1.4 over 15% to 20% increase over Base EBITDA............................ 1.6 over 20% increase over Base EBITDA................................... 1.8

  The Plan provides that the Company's EBITDA in any calendar year and/or the Base EBITDA will be adjusted in the event the Company or the Entertainment Group acquires or disposes, in whole or in part, of any entity as to which more than $25 million of EBITDA in the year prior to its acquisition or disposition was or would have been included in the Company's EBITDA (hereinafter referred to as a Significant Business). The Plan provides that the EBITDA of a Signifi-cant Business will be excluded from the Company's EBITDA for the year in which it was acquired or disposed of. In the case of an acquisition of a Significant Business, the Plan provides that for each year subsequent to the year in which the acquisition occurs, the Base EBITDA is adjusted by including the EBITDA of the Significant Business in each of the three years included in the calculation of Base EBITDA and the Company's EBITDA will include the EBITDA of such Signif-icant Business. In the case of a disposition of a Significant Business, the Plan provides that for the year in which the disposition occurs and for each subsequent year, the Base EBITDA is adjusted by excluding the EBITDA of the Significant Business in each of the three years included in the calculation of Base EBITDA and the Company's EBITDA will exclude the EBITDA of such Signifi-cant Business.

  The Plan also provides that the Base EBITDA is adjusted in the event any change in accounting principles becomes effective that would have increased or decreased the Company's EBITDA by more than $10 million in the year prior to the year in which such change becomes effective. If any accounting change has such an impact, each year included in the Base EBITDA calculation will be ad-justed up or down by an amount equal to the increase or decrease such account-ing change would have had on the Company's EBITDA for such year.

  Unless the CEO elects to defer all or a portion of the bonus, payments under the Plan will be made as soon as practicable after the Compensation Committee certifies that the performance goals have been met; provided that the Compensa-tion Committee has the discretion to pay all or a portion of the bonus awarded for any year in December of that year if the Act and the Regulations permit. The Plan provides that all calculations of Base EBITDA and Current EBITDA, in-cluding any adjustments thereto, will be reviewed by the Company's independent auditors.

  Pursuant to the requirements of the rules and regulations adopted by the Se-curities and Exchange Commission, the following table sets forth the maximum annual bonus that would have been payable under the Plan to Mr. Levin for 1993 if the Plan had been in effect for 1993.

                             CEO ANNUAL BONUS PLAN

                                                               DOLLAR VALUE OF
NAME AND POSITION                                             1993 MAXIMUM BONUS
- -----------------                                             ------------------
Gerald M. Levin, Chairman, President
 and Chief Executive Officer.................................   $4.88 million

  The Company's Board of Directors has set qualitative annual goals for Mr. Levin for 1994 that are not based on growth in the Company's EBITDA. Under the terms of the Plan, the Compensation Committee retains the discretion to award Mr. Levin an annual bonus that is less than the amount calculated pursuant to the Plan. The Compensation Committee intends to consider Mr. Levin's achieve-ment of these other goals in determining the actual amount of his 1994 annual bonus and currently intends to establish and consider similar qualitative goals in future years.

  Participation in the Plan is not exclusive and will not prevent the CEO from participating in any other compensation plan of the Company or from receiving any other compensation from the Company.

   As indicated in the Compensation Committee Report presented elsewhere in this Proxy Statement, the Compensation Committee believes that an annual bonus for Mr. Levin is an important part of his overall compensation. If the Plan is not approved by stockholders at the Annual Meeting, no payments will be made under the Plan; however, the Board of Directors will retain the right to pay Mr. Levin an annual bonus based on other goals established by the Board. In such event, a portion of such bonus would not be deductible by the Company for federal income tax purposes.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the votes cast on the proposal, either in person or by proxy, by holders of Common Stock entitled to vote is required to approve the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE TIME WARNER INC. ANNUAL BONUS PLAN FOR THE CHIEF EXECUTIVE OFFICER.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Ernst & Young as independent auditors of the Company to audit its consolidated financial statements for 1994 and has de-termined that it would be desirable to request that the stockholders approve such appointment.

  Ernst & Young has served the Company and its subsidiaries as independent au-ditors for many years. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

VOTE REQUIRED FOR APPROVAL

  Stockholder approval is not required for the appointment of Ernst & Young, since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not approve the appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

                              STOCKHOLDER PROPOSAL

PROPOSAL REGARDING STAGGERED BOARD

  John J. Gilbert and the estate of Lewis D. Gilbert, 29 East 64th Street, New York, New York 10021, representing 1,600 shares of Common Stock, have advised the Company that they intend to propose a resolution at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

  RESOLVED: That the stockholders of Time Warner Inc., assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide that at future elections of directors new direc-tors be elected annually and not by classes as is now provided and that on ex-piration of present terms of directors their subsequent election shall also be on an annual basis.

                                    REASONS

  Continued very strong support along the lines we suggest were shown at the last annual meeting when 39.9%, 2,689 owners of 109,310,247 shares, were cast in favor of this proposal. The vote against included 1,588 unmarked proxies.

  Maybe all the trouble over the "Kill The Cop" song would have been avoided at the 1992 annual meeting if we didn't have a stagger system of electing direc-tors and have cumulative voting to make it possible for more independent direc-tors to speak up.

  Like the 1992 annual meeting, at last year's meeting press photographers, TV or Time Magazine were not allowed to take pictures. For a company that has such magazines as Time, People, etc. we should set a good example at the top.

  LAC Minerals Ltd., Interco, Chemical Banking Corporation and Commonwealth Ed-ison Company of Chicago are among the latest companies to end their stagger system of electing directors. Last year we withdrew our resolution on the sub-ject at Westinghouse after they agreed to end their stagger system of electing directors. Chemical Bank's management, to its credit, voluntarily ended theirs without a resolution.

  Because of the normal need to find new directors and because of the environ-mental problems and many groups desiring to have directors who are qualified on the subject, we think that ending the stagger system of electing directors is the answer. In addition, some recommendations have been made to carry out the Valdez 10 points. In our opinion, the 11th should be to end the stagger system of electing directors and to have cumulative voting.

  Recently Equitable Life Insurance Company, which is now called Equitable Com-panies, converted from a policy owned company to a public stockholder company. Thanks to AXA, the controlling French insurance company, not wanting it they will not have a staggered board.

  If you agree, please mark your proxy for this resolution; otherwise it is au-tomatically cast against it, unless you have marked to abstain.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOL-LOWING REASONS:

  The Board believes that the Company relies, even more than most other compa-nies, on the quality, commitment and creativity of people who work for it. Its people are of vital importance to the success of its unique mix of products and services and to the expansion of its businesses. The Board believes that the staggered Board system gives the people of the Company, especially its division heads and journalistic and creative communities, an enhanced sense of continu-ity, purpose and direction that is essential to the growth of its businesses. The Board, therefore, believes that the present system of classification is in the best interest of the stockholders and should be continued. The provision of the Company's Restated Certificate of Incorporation that the Board of Directors be divided into three classes was approved at the special meeting of the Company's stockholders held on December 7, 1983. The provision reduces the pos-sibility of a sudden and surprise change in majority control of the Board of Directors without the support of the incumbent Board. This provision and others approved by the stockholders in December 1983 are designed to impede disruptive and inequitable tactics that have become relatively common corporate takeover practices.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the votes cast on the stockholder pro-posal, either in person or by proxy, by holders of Common Stock entitled to vote is required to adopt this proposal.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's officers and direc-tors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in owner-ship with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are re-quired by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were re-quired, the Company believes that during 1993, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Adelson filed two late reports each covering one transaction relating to holdings of his wife as to which he dis-claims beneficial ownership; Mr. Culverhouse filed two late reports relating to the transfer of certain of his holdings to a trust; Mr. Luce filed one late re-port relating to two transactions in trusts of which he is a trustee; and Mr. William vanden Heuvel, who ceased serving as a director of the Company on May 15, 1993, reported one transaction late on a Form 5.

                            EXPENSES OF SOLICITATION

  All expenses of this solicitation, including the cost of preparing and mail-ing this Proxy Statement, will be borne by the Company. In addition to solici-tation by use of the mails, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such directors, officers and employ-ees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained D. F. King & Co., Inc. at an estimated cost of $20,000 plus reimburse-ment of expenses, to assist in its solicitation of proxies from brokers, nomi-nees, institutions and individuals. Arrangements will also be made with custo-dians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fi-duciaries, and the Company will reimburse such custodians, nominees and fiduci-aries for reasonable expenses incurred in connection therewith.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consid-eration at the next annual meeting of its stockholders by submitting their pro-posals to the Company in a timely manner. In order to be so included for the 1994 Annual Meeting, stockholder proposals must be received by the Company no later than December 1, 1994, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice pro-cedure with regard to certain matters, including stockholder proposals not in-cluded in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified in-formation concerning the matters to be brought before such meeting and concern-ing the stockholder proposing such matters. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

  All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 75 Rockefeller Plaza, New York, New York 10019.

GENERAL

  The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the per-sons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                     BY ORDER OF THE BOARD OF DIRECTORS,

                                     Gerald M. Levin Chairman of the Board,
                                     President and Chief Executive Officer

March 30, 1994

                                                                         ANNEX A

                                TIME WARNER INC.

                             ANNUAL BONUS PLAN FOR
                          THE CHIEF EXECUTIVE OFFICER

1. PURPOSE. The purpose of the Time Warner Inc. Annual Bonus Plan for the Chief Executive officer (hereinafter the "Plan") is to provide for the payment of annual cash bonuses to the CEO of the Company that qualify for federal income tax deduction by the Company.

2. DEFINITIONS. The following terms (whether used in the singular or plural) have the meanings indicated when used in the Plan:

     2.1 "Annual Award" means the actual dollar amount of the annual cash bonus determined by the Committee to be payable to the CEO under the Plan, which may not exceed the Maximum Bonus.

     2.2 "AP" means the applicable percent determined pursuant to Section
         3.1.

     2.3 "Base EBITDA" means the average of the Company's EBITDA for the three years preceding the year for which a Maximum Bonus is being calculated.

     2.4 "Board" means the Board of Directors of the Company.

     2.5 "CEO" means the Chief Executive Officer of the Company.

     2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

     2.7 "Committee" means the Compensation Committee of the Board, and any successor thereto.

     2.8 "Company" means Time Warner Inc., a Delaware corporation, and any successor thereto.

     2.9 "Company's EBITDA" for any year shall mean (i) EBITDA of the Company for that year, plus (ii) EBITDA of the Entertainment Group for that year, plus (iii) a pro rata portion (based on the percentage ownership) of the EBITDA of any entity or business that the Company or TWE accounts for by the equity method of accounting and as to which the Company's or TWE's pro rata share of the EBITDA of such entity or business for that year exceeds $25 million, all determined in accordance with GAAP.

     2.10 "Current EBITDA" means the Company's EBITDA for the year with respect to which a Maximum Bonus is being calculated.

     2.11 "EBITDA" for any year of any entity or business shall mean the combined operating income (loss) before interest, taxes, depreciation and amortization of the business segments of such entity or business for that year.

     2.12 "Entertainment Group" shall have the meaning ascribed thereto in the Company's then most recent Annual Report on Form 10-K, provided that if such term is not used in the Company's most recent Form 10-K, then such term shall mean TWE.

     2.13 "GAAP" shall mean generally accepted accounting principles applicable to the Company as in effect from time to time.

     2.14 "Maximum Bonus" means the maximum annual cash bonus payable to the CEO with respect to any calendar year, calculated pursuant to the provisions of this Plan.

     2.15 "Plan" has the meaning ascribed thereto in Section 1.

     2.16 "Regulations" shall mean the rules and regulations adopted or proposed for adoption by the Internal Revenue Service under section 162(m) of the Code.

     2.17 "Significant Business" has the meaning ascribed thereto in
          Section 3.2.

     2.18 "TWE" means Time Warner Entertainment Company, L.P., a Delaware limited partnership, and any successor thereto.

3. CALCULATION OF MAXIMUM BONUS.

  3.1. Subject to the other provisions of this Section 3, the Maximum Bonus payable to the CEO under the Plan with respect to any year shall be determined pursuant to the following formula:

    Maximum Bonus = (Current EBITDA--Base EBITDA) x AP

    where AP is the applicable percent determined pursuant to the following table:

     PERCENTAGE INCREASE
     IN CURRENT EBITDA
     OVER BASE EBITDA                                                       AP
     -------------------                                                    ---
     no increase over Base EBITDA..........................................   0%
     up to and including 5% increase over Base EBITDA......................  .6 over 5% to 10% increase over Base EBITDA.............................. 1.0 over 10% to 15% increase over Base EBITDA............................. 1.4 over 15% to 20% increase over Base EBITDA............................. 1.6 over 20% increase over Base EBITDA.................................... 1.8

  3.2. The Current EBITDA and/or Base EBITDA used to calculate the Maximum Bonus for any year shall be adjusted as provided in this Section 3.2 if the Company or the Entertainment Group or any entity or business included in the Company's EBITDA for such year pursuant to Section 2.9(iii) engages in any acquisition or disposition during such year or in any of the prior three years, of any entity or business which
        (a) if wholly owned, had more than $25 million of EBITDA in the year prior to its acquisition or disposition or (b) if less than wholly owned, as to which more than $25 million of EBITDA was or would have been included in the Company's EBITDA pursuant to Section 2.9(iii) in the year prior to its acquisition or disposition (each, a "Significant Business"). In the event of an acquisition, the EBITDA of the Significant Business shall be excluded from Current EBITDA for the year in which it was acquired. For each year subsequent to the year of acquisition, all or a portion of the EBITDA of the Significant Business for each applicable year shall be included in Current EBITDA and shall be included in each of the years used in the calculation of Base EBITDA. In the event of a disposition, all or a portion of the EBITDA of the Significant Business for each applicable year shall be excluded from Current EBITDA and from each of the three years included in the calculation of Base EBITDA for the year in which such disposition occurs and for each year subsequent to such disposition. For the purposes hereof, an acquisition or disposition of an entity or business shall include a change in ownership which results in a change in consolidation or equity accounting by the Company or TWE for such entity or business.

  3.3. The Base EBITDA used to calculate the Maximum Bonus for any year shall be adjusted in the event any change in GAAP that is effective for such year was not effective for each of the three years included in the calculation of Base EBITDA; provided, however, that no such adjustment to Base EBITDA shall be made unless such change in GAAP would have increased or decreased Current EBITDA by more than $10 million in the year prior to the year in which such change in GAAP first becomes effective. The adjustment to Base EBITDA to be made pursuant to this Section 3.3 shall consist of applying the change in GAAP to each year included in the Base EBITDA calculation. In addition, if the change in GAAP is phased in so that the change is applied differently in successive years, then the adjustment to be made to each year included in Base EBITDA shall be the same as the change in GAAP that is applicable to the year for which the Maximum Bonus is being calculated.

  3.4. Notwithstanding the foregoing, the Committee may in its discretion determine to make an Annual Award for any year in an amount that is less than the Maximum Bonus calculated pursuant to the provisions of this Section 3.

  3.5. Prior to making an Annual Award, the Company's independent auditors shall review the calculation of the Maximum Bonus and the Committee shall certify that the performance goals have been met within the meaning of the Code and the Regulations. Subject to Section 6 of this Plan, payments of an Annual Award, if any, under the Plan with respect to any year, shall be made as soon as practicable after the Committee certifies that the performance goals have been met; provided, however, that the Committee shall have the authority to pay or pre-pay all or a portion of such Annual Award during December of any such year but only to the extent that such payment or pre-payment is permitted under the Code and the Regulations.

4. ADMINISTRATION. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and the requirements of section 162(m) of the Code, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

  The members of the Committee shall each be an "outside director" within the meaning of the Code and the Regulations. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies in the Committee.

  The Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5. ELIGIBILITY. Payments with respect to any year may be made under the Plan only to the person who was the CEO during such year; provided, however, that if more than one person is the CEO in any year, the Committee shall have authority to pay each such person a pro rata Annual Award under the Plan so long as the aggregate amount paid to each such person does not exceed such person's pro rata share of the Maximum Bonus payable under the Plan.

6. DEFERRAL OF ANNUAL AWARD. The CEO may elect by written notice delivered to the Company at least 15 days prior to the commencement of any calendar year with respect to which an Annual Award would be payable under the Plan to defer payment of all or any portion of the Annual Award the CEO might earn with respect to such year, all in accordance with the Code and the Regulations and on such terms and conditions as the Committee may establish from time to time or as may be provided in any employment agreement between the Company and the CEO.

7. TERMINATION AND AMENDMENT. The Plan shall continue in effect until terminated by the Board of Directors. The Committee may at any time modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws and applicable requirements for exemption (to the extent necessary) under section 162(m) of the Code and the Regulations.

8. EFFECTIVENESS OF THE PLAN. The Plan shall become effective upon approval by the vote of a majority of the votes cast at a duly called and held meeting of stockholders of the Company. Subject to such stockholder approval, the Plan shall apply to the annual bonus payable to the CEO in respect of 1994 and each year thereafter.

9. WITHHOLDING. The obligations of the Company to make payments under the Plan shall be subject to applicable federal, state and local tax withholding requirements.

10. SEPARABILITY. If any of the terms or provisions of this Plan conflict with the requirements of section 162(m) of the Code, the Regulations or applicable law, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of section 162(m) of the Code, the Regulations or applicable law without invalidating the remaining provisions hereof. With respect to section 162(m), if this Plan does not contain any provision required to be included herein under section 162(m) of the Code or the Regulations, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

11. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Committee or the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or the awarding of stock or cash or other benefits otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. None of the provisions of this Plan shall be deemed to be an amendment to or incorporated in any employment agreement between the Company and the CEO.

12. BENEFICIARIES. The CEO may designate a beneficiary or beneficiaries to receive, in the event of the death of the CEO, any payments remaining to be made to the CEO under the Plan. The Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company to such effect. If the CEO dies without naming a beneficiary or if all of the beneficiaries named by the CEO predecease the CEO, then any amounts remaining to be paid under the Plan shall be paid to the CEO's estate.

13. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York.

                                 DIRECTIONS TO
                              WARNER BROS. STUDIO


FROM BEVERLY HILLS/CENTURY CITY              FROM BURBANK-GLENDALE-
Beverly Drive North to Coldwater Canyon.     PASADENA AIRPORT
North on Coldwater to the 101 Ventura Fwy    Hollywood Way South to
East, to the 134 Ventura Fwy East, off at    Olive Avenue.
Pass Avenue. Go South (right) on Pass        Right on Olive to Franklin Avenue.
until it merges onto Olive Avenue. Right     Turn left on Franklin into the
on Olive to Franklin Avenue (1 block).       WB Studio entrance Gate #2.
Left on Franklin into the WB Studio
entrance Gate # 2.



                             [GRAPHIC APPEAR HERE]


FROM LOS ANGELES                             FROM DOWNTOWN
INTERNATIONAL AIRPORT                        LOS ANGELES
Century Blvd. East to the 405 San Diego      101 Hollywood Fwy North to
Fwy North. To the 101 Ventura Fwy East       Barham Blvd.
(towards Los Angeles) to the 134 Ventura     North on Barham to Franklin Avenue.
Fwy East, off at Pass Avenue. Go South       Right on Franklin into the
(right) on Pass until it merges into         WB Studio entrance Gate #2.
Olive Avenue. Right on Olive to Franklin
Avenue (1 block). Left on Franklin into
the WB Studio entrance Gate #2.


                       LIMITED PARKING WILL BE AVAILABLE

                            GRAPHICS APPENDIX LIST

PAGE WHERE
GRAPHIC
APPEARS                     DESCRIPTION OF GRAPHIC OR CROSS REFERENCE
- --------------------------------------------------------------------------------

Last page of statement      Map providing Driving Instructions to Annual
                            Meeting.


Page 24                     Performance graph.

P R O X Y

                                TIME WARNER INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 19, 1994

  The undersigned hereby constitutes and appoints Peter R. Haje, Philip R. Lochner, Jr. and Bert W. Wasserman, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of TIME WARNER INC. on Thursday, May 19, 1994, and any adjournment thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present.

                                    PLEASE MARK,
  ELECTION OF DIRECTORS             SIGN AND DATE
  FOR TERMS EXPIRING IN             THIS PROXY
  1997--Lawrence B.                 CARD ON THE
  Buttenwieser, David T.            REVERSE SIDE
  Kearns, Gerald M. Levin,          AND RETURN IT
  J. Richard Munro and              PROMPTLY USING
  Richard D. Parsons,               THE ENCLOSED
  nominees.                         REPLY
                                    ENVELOPE.

                                                    (CONTINUED ON REVERSE SIDE)

                                               X   Please mark
                                                   your votes
                                                    this way

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR
                   PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.




THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR PROPOSALS 2 AND 3.


                                         FOR    WITHHELD
  1. Election of Directors               [_]    [_]
   (see reverse).

   For, except vote withheld from the following nominee(s):

   ----------------------------------------------------

                                         FOR    AGAINST    ABSTAIN
  2. Approval of the Annual              [_]    [_]        [_]
     Bonus Plan for the
     Chief Executive Officer.


  3. Approval of Auditors.               [_]    [_]        [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

                                         FOR    AGAINST    ABSTAIN
4. Stockholder proposal                  [_]    [_]        [_]
   regarding staggered board.


5. In their discretion, upon such other matters as may properly come before the Meeting.



                                        MEETING ATTENDANCE
                                 Please check this box if you plan   [_]
                                      to attend the Meeting.

                                          ADDRESS CHANGE
                                  Please mark this box if you have   [_]
                                    indicated an address change.

                         RECEIPT IS HEREBY ACKNOWLEDGED OF THE TIME WARNER INC. NOTICE OF MEETING AND PROXY STATEMENT.




Signature(s) ___________________________   Date _______________________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                  TIME WARNER EMPLOYEES' STOCK OWNERSHIP PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
          INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
             TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 19, 1994

  Under the provisions of the Trust relating to the Time Warner Employees' Stock Ownership Plan ("TESOP"), which includes accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ("PAYSOP") and the WCI Employee Stock Ownership Plan ("WCI ESOP"), Chemical Bank ("Chemical"), as Trustee, is required to request your confidential instructions as to how the shares of Time Warner Common Stock attributable to your accounts under TESOP are to be voted at the Time Warner Annual Meeting of Stockholders scheduled to be held on May 19, 1994. Your instructions to Chemical will not be divulged or revealed to anyone at Time Warner Inc. If Chemical does not receive your instructions on or prior to May 16, 1994, (a) the shares allocated to your PAYSOP and WCI ESOP accounts, if any, will not be voted and (b) all other shares allocated to your TESOP accounts will be voted at the Annual Meeting in the same proportion as shares for which Chemical has received voting instructions with respect to other participants' TESOP accounts (excluding PAYSOP and WCI ESOP accounts).

  ELECTION OF DIRECTORS      Please mark,
  FOR TERMS EXPIRING IN      sign and date
  1997--Lawrence B.          this
  Buttenwieser, David T.     Instruction
  Kearns, Gerald M. Levin,   Card on the
  J. Richard Munro and       reverse side
  Richard D. Parsons,        and return it
  nominees.                  promptly using
                             the enclosed
                             envelope.

  (CONTINUED ON REVERSE SIDE)

                                             [X]   Please mark
                                                   your votes
                                                    this way

THE UNDERSIGNED HEREBY INSTRUCTS CHEMICAL, AS TRUSTEE, TO DIRECT THE VOTE AS FOLLOWS AT THE TIME WARNER ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 1994 AND AT ANY ADJOURNMENT THEREOF, OF ALL SHARES OF TIME WARNER COMMON STOCK ATTRIBUTABLE TO THE UNDERSIGNED'S ACCOUNTS UNDER TESOP (INCLUDING PAYSOP AND WCI ESOP ACCOUNTS).


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR PROPOSALS 2 AND 3.


                                         FOR    WITHHELD
  1. Election of Directors               [_]    [_]
   (see reverse).

   For, except vote withheld from the following nominee(s):

   ----------------------------------------------------

                                         FOR    AGAINST    ABSTAIN
  2. Approval of the Annual              [_]    [_]        [_]
     Bonus Plan for the
     Chief Executive Officer.


  3. Approval of Auditors.               [_]    [_]        [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

                                         FOR    AGAINST    ABSTAIN
4. Stockholder proposal                  [_]    [_]        [_]
   regarding staggered board.


5. To grant discretionary voting authority to management persons regarding such matters as may properly come before the Meeting.


                                             ADDRESS CHANGE
                                  Please mark this box if you have   [_]
                                    indicated an address change.

                         RECEIPT IS HEREBY ACKNOWLEDGED OF THE TIME WARNER INC. NOTICE OF MEETING AND PROXY STATEMENT.




Signature(s) ___________________________   Date _______________________________
NOTE: Please sign exactly as name appears hereon.

                             PARAGON COMMUNICATIONS
                          EMPLOYEES STOCK SAVINGS PLAN
                        CONFIDENTIAL VOTING INSTRUCTIONS
        SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIME WARNER INC.
                     FOR THE ANNUAL MEETING ON MAY 19, 1994

  Under the provisions of the Trust relating to the Paragon Communications ("Paragon") Employees Stock Savings Plan ("Paragon Plan"), First Interstate Bank of Denver, N.A. ("First Interstate"), as Trustee, is required to request your confidential instructions as to how the shares of Time Warner Inc. Common Stock allocated to your account under the Paragon Plan are to be voted at the Annual Meeting of Stockholders of Time Warner Inc. scheduled to be held on May 19, 1994. Your instructions to First Interstate will not be divulged or revealed to anyone at Time Warner Inc. or Paragon. If First Interstate does not receive your instructions on or prior to May 16, 1994, the shares allocated to your account will be voted at Time Warner Inc.'s Annual Meeting in the same proportion as shares for which First Interstate has received voting instructions with respect to other participants' accounts.

  ELECTION OF DIRECTORS      Please mark,
  FOR TERMS EXPIRING IN      sign and date
  1997--Lawrence B.          this
  Buttenwieser, David T.     Instruction
  Kearns, Gerald M. Levin,   Card on the
  J. Richard Munro and       reverse side
  Richard D. Parsons,        and return it
  nominees.                  promptly using
                             the enclosed
                             envelope.

  (CONTINUED ON REVERSE SIDE)

                                             [X]   Please mark
                                                   your votes
                                                    this way

THE UNDERSIGNED HEREBY INSTRUCTS FIRST INTERSTATE, AS TRUSTEE, TO VOTE AS FOLLOWS BY PROXY AT THE ANNUAL MEETING OF STOCKHOLDERS OF TIME WARNER INC. TO BE HELD ON MAY 19, 1994 AND AT ANY ADJOURNMENT THEREOF, ALL THE SHARES OF TIME WARNER INC. COMMON STOCK ALLOCATED TO THE UNDERSIGNED'S ACCOUNTS IN THE PARAGON PLAN.

THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN
ITEM 1 AND FOR PROPOSALS 2 AND 3.



                                          FOR    WITHHELD
   1. Election of Directors               [_]    [_]
      (see reverse).

   For, except vote withheld from the following nominee(s):

   ----------------------------------------------------

                                         FOR    AGAINST    ABSTAIN
  2. Approval of the Annual              [_]    [_]        [_]
     Bonus Plan for the
     Chief Executive Officer.


  3. Approval of Auditors.               [_]    [_]        [_]

THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE
AGAINST PROPOSAL 4.

                                         FOR    AGAINST    ABSTAIN
4. Stockholder proposal                  [_]    [_]        [_]
   regarding staggered board.


5. To grant discretionary voting authority to management persons regarding such matters as may properly come before the Meeting.


                                             ADDRESS CHANGE
                                  Please mark this box if you have   [_]
                                    indicated an address change.

                         RECEIPT IS HEREBY ACKNOWLEDGED OF THE TIME WARNER INC. NOTICE OF MEETING AND PROXY STATEMENT.




Signature(s) ___________________________   Date _______________________________
NOTE: Please sign exactly as name appears hereon.

                                                CONFIDENTIAL VOTING INSTRUCTIONS

TIME WARNER EMPLOYEES' SAVINGS PLAN (401(K) PLAN)
TIME WARNER THRIFT PLAN (THRIFT PLAN)
TIME WARNER CABLE EMPLOYEES SAVINGS PLAN (CABLE PLAN)

INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE TIME WARNER INC. ANNUAL MEETING ON MAY 19, 1994.

Under the provisions of the Trusts relating to these three Plans, Fidelity Management Trust Company, as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of Time Warner Common Stock (an "interest") held in the Time Warner Common Stock Fund under any of those Plans is to be voted at the Annual Meeting of Stockholders scheduled to be held on May 19, 1994. Your instructions to Fidelity will not be divulged or revealed to anyone at Time Warner Inc. If Fidelity does not receive your instructions on or prior to May 16, 1994, your interest, if any, in the Time Warner Common Stock Fund (a) attributable to accounts transferred from the Time Incorporated Payroll Based Employee Stock Ownership Plan (PAYSOP) to the Cable Plan will not be voted and (b) attributable to the remainder of your Cable Plan account,if any, and any other Plan accounts will be voted at the Annual Meeting in the same proportion as interests for which Fidelity has received voting instructions with respect to other participants' Time Warner Common Stock Fund accounts maintained in such respective Plan (excluding PAYSOP accounts in the Cable Plan).


                              This instruction must be signed exactly as name appears hereon.


                              --------------------------------------------------

                              --------------------------------------------------
                              Signature(s)                  Date

                                       (CONTINUED ON REVERSE SIDE)

The undersigned hereby instructs Fidelity Management Trust Company to vote as follows by proxy at the Annual Meeting of Stockholders of Time Warner Inc. to be held on May 19, 1994 and at any adjournment thereof, the undersigned's proportionate interest in the shares of Time Warner Common Stock held in the Time Warner Common Stock Fund under each of the Plans (including PAYSOP accounts in the Cable Plan), if any.

 THE TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN
                                                           ---
ITEM 1 AND FOR PROPOSALS 2 AND 3.
           ---

1. Election of Directors for terms expiring in 1997 - Lawrence B. Buttenwieser, David T. Kearns, Gerald M. Levin, J. Richard Munro and Richard D. Parsons, nominees.

                          FOR [_]    WITHHELD [_]

     [_]  FOR, except vote withheld from the following nominee(s): _____________


2.   Approval of the Annual Bonus Plan
     for the Chief Executive Officer.

                          FOR [_]    AGAINST [_]    ABSTAIN [_]


3.   Approval of Auditors.
                          FOR [_]    AGAINST [_]    ABSTAIN [_]


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST proposal 4.
                                                   -------

4.   Stockholder proposal regarding staggered board.

                          FOR [_]    AGAINST [_]     ABSTAIN [_]


5. To grant discretionary voting authority to management persons regarding such matters as may properly come before the meeting.

                      PLEASE SIGN AND DATE ON REVERSE SIDE